Exhibit 10.8

OFFICE LEASE
Between
WELLS REIT II -PASADENA CORPORATE PARK, LP,
a Delaware limited partnership,
and
GREEN DOT CORPORATION,
a Delaware corporation

3465 EAST FOOTHILL BOULEVARD, PASADENA, CALIFORNIA

RIDER ONE	RULES APPLICABLE TO 3465 BUILDING
EXHIBIT A	FLOOR PLANS
EXHIBIT B	WORKLETTER AGREEMENT
EXHIBIT C	RENEWAL OPTION
EXHIBIT D	COMMENCEMENT DATE CONFIRMATION
EXHIBIT E	LOCATION OF TENANT'S RESERVED PARKING SPACES
EXHIBIT F	PARKING SITE PLAN
EXHIBIT G	COMPLEX RULES
EXHIBIT H	INITIAL APPROVED LETTER OF CREDIT

List of Defined Terms

Additional Allowance	4
Additional Rent	11
Affiliate	24
Alterations	14
Arbitration Request	1
Architect	1
Base Rent	2
Base Year	3
Building	1
Capital Event	4
Claims	31
Commencement Date	1
Competitive Activities	45
Completed Application for Payment	4
Complex	8
Construction Allowance	4
Controllable Expenses	9
CSVCP	34
Current Market Price	1
Default	27
Default Rate	29
Drawing Criteria	2
Early Occupancy Period	1
Estimates	1
Exclusive Conditions	44
Expiration Date	1
Extension Option	1
Extension Term	1
First Event	4
Force Majeure Delays	39
Hazardous Materials	34
Holder	22
Holidays	12
HVAC Unit	35
Landlord	1
Landlord Delay	3
Landlord Delay Day	3
Law	39
Lease Month	3
Lease Year	3
Letter of Credit	36
Line Problems	33
Lines	32
Mortgage	22
MSDS	34
Offer Notice	43
Offer Space	43
Offset Exercise Notice	30
Operating Expenses	4
Permit	2

List of Defined Terms

Permitted Occupant	25
Permitted Transfer	24
Permitted Transferee	24
Person	40
Premises	1
Primary Business	45
Prime Rate	27
Property	1
Rent	11
Restoration Requirement	34
Restricted Actions	45
Rules	12
Satellite Dish	35
Secure Areas	26
Site Plan	8
Space Planning Allowance	5
Statement	10
Subject Space	23
Substantial Completion	3
Substantially Completed	3
Systems and Equipment	1
Tangible Net Worth	25
Taxes	3
Tenant	1
Tenant Competitor	45
Tenant Work	14
Tenant's Prorate Share	4
Term	1
Termination Date	43
Termination Notice	43
Termination Fee	43
Termination Option	43
Total Construction Costs	3
Transfer Premium	23
Transferee	23
Transfers	23
Work	2
Working Drawings	2
Workletter	1

OFFICE LEASE
THIS LEASE is made as of the 5 day of December, 2011, between WELLS REIT 11-PASADENA CORPORATE PARK, LP, a Delaware limited partnership ("Landlord"), and GREEN DOT CORPORATION, a Delaware corporation ("Tenant").
WITNESSETH:
ARTICLE 1
Premises and Term
(A)    Premises, Building and Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord all leasable space ("Premises") in the building commonly known as 3465 East Foothill Boulevard, Pasadena, California (the "Building"), subject to the terms of this Lease. The term "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith owned or leased by Landlord. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment serving more than one tenant at the Property.
(B)    Commencement Date. Landlord shall tender possession of the Premises to Tenant upon the full execution of this Lease and Landlord's receipt of the items listed in 1(D) below. The "Commencement Date" shall be November 1, 2012, subject to delay as provided in Section 1(C) below. Tenant may commence business operations in all or any portion of the Premises prior to the Commencement Date in the event that Tenant Substantially Completes the Work (as those terms are defined in the workletter attached hereto as Exhibit B ("Worldetter"» in such portion of the Premises prior to the Commencement Date (such period between the date Tenant commences business operations in all or any portion of the Premises and the Commencement Date is herein called the "Early Occupancy Period"). During the Early Occupancy Period, Tenant shall observe and perform all the requirements of this Lease other than the requirement to pay Base Rent, Taxes and Operating Expenses; furthermore, Tenant shall be responsible for janitorial and utility costs during the Early Occupancy Period. In the event that Tenant commences business operations in a portion of the Premises while construction continues in other portions of the Premises, Landlord shall bill Tenant, and Tenant shall pay, for Tenant's utility usage based on Landlord's reasonable estimates of Tenant's usage in the portion of the Premises being used and occupied by Tenant. The "Term" of this Lease shall be one hundred twenty (120) months, commencing on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 120th full calendar month following the Commencement Date ("Expiration Date"), subject to adjustment and earlier termination as provided herein. Landlord and Tenant agree that for purposes of this Lease the rentable area of the Premises is approximately one hundred forty-one thousand five hundred forty (141,540) square feet. Measurements have been made in accordance with the Standard Method for Measuring Office Buildings, ANSI/BOMA Z65.1-1996.
(C)    Term Commencement; Delay in Commencement Date.

(i)    Within a commercially reasonable time following Lease execution, Tenant shall provide to Landlord a preliminary project schedule relating to Tenant's Work. Thereafter, Tenant shall provide updates to the project schedule within a commercially reasonable time after such updates occur. The Commencement Date set forth in Section 1(B) shall be delayed by one (1) day for each day of delay in the completion of the Work that is caused by any Force Majeure Delay (as provided in Section 33(J), below) or Landlord Delay Days (as provided in Section 7 of the Workletter).
    (ii)    In addition, the Commencement Date set forth in Section 1(B) may be extended on a day for day basis due to government delay beyond the time period that normally prevailed for obtaining the building permits for Tenant's Work (the "Permit") at the time this Lease was negotiated, provided: (1) Tenant submits a complete application for all necessary permits no later than April 15, 2012, and (2) Tenant diligently pursues the Permit thereafter. Changes to the plans or other modifications to Tenant's initial permit application that delay permit issuance shall not delay the Commencement Date. Tenant may only extend the Commencement Date for up to ninety (90) days as a result of delay in receiving the Permit.
(iii)    In addition, the Commencement Date set forth in Section 1(B) shall be delayed to the extent that Landlord fails to timely deliver to Tenant possession of the Premises for any reason, including but not limited to holding over by prior occupants, except to the extent that Tenant, its contractors, agents or employees in any way contribute to such failure and only to the extent that Landlord's failure to timely deliver actually delays Tenant's construction.
(iv)    Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Exhibit D promptly following the Commencement Date.
(D)    Required Tenant Deliveries. Landlord will not be obligated to deliver possession of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) this Lease fully executed by Tenant; (ii) the Letter of Credit; and (iii) executed copies of policies of insurance or certificates thereof as required under Article 9 of this Lease. Failure to timely deliver any of the foregoing shall not defer the Commencement Date or impair Tenant's obligation to pay Rent.
    (E)    Acceptance. Tenant has inspected the Premises, Property, Systems and Equipment and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements and no representations respecting the condition of the Premises or the Property have been made to Tenant by or on behalf of Landlord, except as expressly provided herein or in the Workletter.
ARTICLE 2
Base Rent
Tenant shall pay Landlord Base Rent ("Base Rent") of:

Time Period	Annual Amount		Monthly Amount

Lease Year 1	$3,024,000.00	*	$252,000.00	*
Lease Year 2	$3,114,720.00	*	$259,560.00	*
Lease Year 3	$3,784,026.60		$315,335.55
Lease Year 4	$3,897,547.32		$324,795.61
Lease Year 5	$4,014,473.64		$334,539.47
Lease Year 6	$4,134,907.80		$344,575.65

Lease Year 7	$4,258,954.92	$354,912.91
Lease Year 8	$4,386,723.48	$365,560.29
Lease Year 9	$4,518,325.08	$376,527.09
Lease Year 10	$4,653,874.80	$387,822.90
in advance on or before the first day of each calendar month during the Term. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of the number of days in that month. Rent shall be paid without any prior demand or notice therefor and without any deduction or set off, except as provided in this Lease. As used herein, the term "Lease Month" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month) and the term "Lease Year" shall mean each consecutive period of twelve (12) Lease Months.
* Base Rent shall be calculated based on 120,000 square feet during the first twenty-four (24) months of the Term, rather than 141,540 feet.
ARTICLE 3
Additional Rent
(A)    Taxes. Tenant shall pay Landlord Tenant's Prorata Share of Taxes in excess of Taxes for calendar year 2013 (the ("Base Year"). "Taxes" shall mean (1) taxes, assessments and governmental charges or fees, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, imposed upon or with respect to the Building and the Property and all of the real estate taxes and assessments imposed on the land and improvements comprising the Building and the Property; and (2) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 ("Proposition 13 XE "Proposition 13") was adopted by the voters of the State of California in the June 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the contribution by the Building or such projects towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (3) any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Expenses) now or hereafter attributable to the Property (or its operation). Landlord reserves the right to bill Tenant directly, rather than include in "Taxes," the amount of taxes attributable to any above-standard improvements constructed by or for Tenant in the Premises. However, "Taxes" shall not include: Landlord's gross receipts taxes for the Complex, personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, penalties or interest for late payment, and all other Taxes relating to a period payable or assessed outside the term of the Lease; provided that if an income or excise tax is levied by any governmental entity in lieu of or as a substitute for ad valorem real estate taxes (in whole or in part), then any such tax or excise shall constitute and be included within the term "Taxes." Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Property. Tenant waives all rights to protest or appeal the appraised value of the Premises and the Property; however, if Landlord is not already contesting taxes, at Tenant's request, Landlord shall contest taxes for the Building if it is commercially reasonable to do so. If Taxes for any period during the Tenn or any extension thereof, shall be increased after payment thereof by Landlord for any reason, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill. "Tenant's Prorata Share" of Taxes and Operating Expenses relating solely to the Building (and not the Complex, as that tenn is defined below) shall be the rentable area of the Premises divided by the rentable area of the Building (i.e., 100%). Tenant's Prorata Share of Taxes and Operating Expenses relating to the Complex shall be the rentable area of the Premises divided by the rentable area of the Complex (i.e., 57.51%), which percentage, notwithstanding anything to the contrary set forth in this Lease, shall not increase for any reason during the Term.
Notwithstanding the foregoing, in the event of any transfer, sale, other change in ownership, major alterations or modifications (except for alterations or modifications performed at Tenant's request, unless the same are pursuant to the Workletter or required by applicable Laws in effect on the Commencement Date), or refinancing (in each case, a "Capital Event") at the Building, Property and/or the Complex that causes the Property to be reassessed during the first five (5) Lease Years, then Tenant shall not be required to pay any portion of the increase in Taxes attributable to the first Capital Event that occurs during such five (5) year period ("First Event"), and, for purposes of calculating Tenant's Prorata Share of Taxes during the Initial Term, the amount of any such increase shall be added to the amount of Taxes for the Base Year as if such First Event had occurred during the Base Year. Thereafter, Tenant shall be fully responsible for any increase in Taxes attributable to the First Event. The Proposition 13 protection afforded to Tenant by this paragraph only applies to the First Event (if any) during said five (5) year period; this paragraph shall not be applicable to any subsequent Capital Events after the First Event during said five (5) year period (if any). Furthermore, upon notice to Tenant, Landlord may purchase the Proposition 13 protection provided by this paragraph and thereby cause Tenant to be responsible to pay Tenant's full share of Taxes pursuant to the preceding paragraph as if this paragraph did not exist by paying to Tenant the present value of Tenant's tax savings under this paragraph, discounted to present value at an interest rate of 6% per annum.
(B)    Operating Expenses. Tenant shall pay Landlord Tenant's Prorata Share of Operating Expenses in excess of Operating Expenses for the Base Year. "Operating Expenses" shall mean all expenses of every kind (other than Taxes) which are paid, incurred or accrued for, by or on behalf of Landlord during any calendar year any portion of which occurs during the Term (subject to proration as provided in Section 3(D), below), in connection with the management, repair, maintenance and operation of the Property and the Complex of which the Property is a part, including without limitation, any amounts paid for: (a) utilities for the common areas of the Complex, including but not limited to electricity, power, gas, steam, chilled water, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating (including, without limitation, taxes on utility usage) it being understood that all utility costs for the Premises shall not be included in Operating Expenses but rather shall be separately paid for by Tenant, (b) permits, licenses and certificates necessary to operate and manage the Property or for the operation of any governmentally mandated transportation to or from the Property, (c) insurance applicable to the Property, but not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property including, without limitation, costs of the maintenance, operation, and repair of the HV AC systems serving the Building, exclusive of systems which serve only a particular tenant's space, (e) accounting, legal, inspection, and consulting services, (f) expenses incurred by Landlord in connection with the development, implementation and provision of security measures for the Complex,

(g) management fees of not more than three percent (3%) of the gross revenues of the Building, amounts payable under management agreements, and the fair rental value of any office space provided for a management office no greater than 2,000 rentable square feet of space, (h) wages, salaries and other compensation and benefits for all persons engaged in the operation, maintenance or security of, or transportation to or from, the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, provided that such wages and benefits for persons who do not work full time at the Building shall be prorated based on time spent working on Building matters, (i) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development (to the best of Landlord's knowledge, none of the foregoing are existing as of the date of Lease execution other than as reflected on the public record), (j) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components); janitorial service for the common areas of the Complex, it being understood that all janitorial costs for the Premises shall not be included in Operating Expenses but rather shall be separately paid for by Tenant; alarm and security service; elevator maintenance; cleaning of common area walks, parking facilities and Property walls; replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities; maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways; re-paving and re-striping parking facilities; and roof repairs; (k) all expenses incurred and costs associated with the operation and maintenance of building amenities; (l) costs of service contracts; (m) special assessments, fees, and other charges and costs for transit, transit encouragement, traffic reduction programs, or any similar purpose; (n) any carbon tax, carbon credit, or other so-called carbon offset cost payable by Landlord with respect to Building operations, whether pursuant to a cap and trade carbon emission system or otherwise; and (o) costs incurred by Landlord in connection with any environmental initiative and/or operations & maintenance plan implemented by Landlord at the Property whether or not such initiatives are mandated by law including, without limitation, costs to: install water efficient irrigation, plumbing and fixtures; reduce heat islands; control stormwater; reduce chemical emissions; manage refrigerants; optimize energy performance and increase efficiencies; store and collect recyclables; promote usage of recycled content; and implement sustainable purchasing and waste management policies. Notwithstanding the foregoing, Operating Expenses shall not include:
(i)    Capital Expenditures - costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise, except those: (a) made to reduce Operating Expenses, provided that Tenant's prior written approval of cost-saving Operating Expenses shall be required, such approval not to be unreasonably withheld, or (b) to comply with any Laws or other governmental requirements enacted or the scope of which is expanded after the Commencement Date; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over their useful lives;
    (ii)    Corporate Overhead - All costs associated with the operation of the business of the entity which constitutes Landlord or Landlord's affiliated organizations or Landlord's managing agent (as distinguished from the costs of the operations of the Complex) including, but not limited to, any entity's general corporate overhead, legal, risk management or other departmental costs of off-site personnel, corporate and/or partnership accounting and legal costs, asset management fees, administrative fees, placement/recruiting expenses for employees whether they are assigned to the Complex or not, all costs associated with start-up or move of a management office due to sale of the Building, change of management companies or leasing company;

(iii)    Leasing - Any cost relating to the marketing, solicitation, negotIatIon and execution of leases of space in the Complex, including without limitation, promotional and advertising expenses (including, without limitation) real estate licenses and other industry certifications, health/sports club dues, employee parking and transportation charges, tickets to special events, commissions, finders fees, and referral fees, all expenses relating to the negotiation and preparation of any lease, license, sublease or other such document, costs of design, plans, permits, licenses, inspection, utilities for tenant spaces, construction and clean up of tenant improvements to the Premises or the premises of other tenants or other occupants, the amount of any allowances or credits paid to or granted to tenants or other occupants of the Complex;
(iv)    Executive / Unrelated Salaries - Wages, salaries, fees, fringe benefits, and any other form of compensation paid to any executive employee of Landlord and!or Landlord's managing agent above the grade of Building Manager as such term is commonly understood in the property management industry, provided, however, all wages, salaries and other compensation otherwise allowed to be included in Operating Expenses shall also exclude any portion of such costs related to any employee's time devoted to other efforts unrelated to the maintenance and operation of the Complex;
(v)    Competitively Bid/Arms Length Transactions - Any amount paid by Landlord or Landlord's managing agent to a subsidiary or affiliate of Landlord or Landlord's managing agent, or to any party as a result of a non-competitive selection process where it was practicable to solicit mUltiple bids, for management or other services to the Complex, or for supplies or other materials, to the extent the cost of such services, supplies, or materials exceed the cost that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord or Landlord's managing agent on a competitive basis by reputable, professional firms customarily engaged in providing such services, but this subsection shall not limit Landlord's ability to include in Operating Expenses a 3% management fee in accordance with Section 3(B)(g) above;
(vi)    Financing / Ground Lease - Mortgage payments, debt costs or other financing charges, costs of defending any lawsuits, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interests in the Complex, bad debt loss, rent loss or any reserves thereof, any rental payments and related costs pursuant to any ground lease of land underlying all or any portion of the Complex;
(vii)    Parking Charges - Any parking charges, either actual or not, for the Landlord's and!or Landlord's managing agent's management, engineering, maintenance, security, parking or other vendor personnel;
(viii)    Building Defects - Any costs incurred in connection with the original design, construction, and clean-up of the Complex or any major changes to same, including but not limited to, additions or deletions of floors, renovations of the common areas (except as otherwise expressly permitted under this Section 3(B)), correction of defects in design and!or construction of the Complex including defective equipment;
(ix)    Other Capital - Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment, the cost of which if purchased would be excluded from Operating Expenses as a capital cost, excepting from this exclusion equipment not affixed to the Complex which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition or other short term need in the Complex;
(x)    Building Codes/ADA - Any cost incurred in connection with upgrading the Complex to comply with insurance requirements, life safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date, including without limitation the Americans With Disabilities Act (or similar laws, statutes, ordinances or rules imposed by the State, County, City, or other agency where the Complex is located), including penalties or damages incurred as a result of non-compliance;
(xi)    Hazardous Material - Any cost or expense related to monitoring, testing, removal, cleaning, abatement or remediation of any Hazardous Materials (as defined in Article 26 below), including toxic mold, in or about the Complex or real property, and including, without limitation, hazardous substances in the ground water or soil, except to the extent the same were caused by Tenant, Tenant's subtenants, assignees or any Permitted Occupant (as that term is defined in Section 18(G) below), or their employees, agents or contractors;
(xii)    Telecommunications - Any cost incurred in connection with modifying, removing, upgrading, replacing, repairing or maintaining the Complex's telecommunication systems, including the purchase, installation and operation of any informational displays in the Complex's elevators or lobbies;
(xiii)    Reimbursements - Any cost of any service or items sold or provided to tenants or other occupants for which Landlord or Landlord's managing agent has been or is entitled to be reimbursed by such tenants or other occupants for such service other than via an operating expense provision or has been or is entitled to be reimbursed by insurance or otherwise compensated by parties other than tenants of the Complex, to include replacement of any item covered by a warranty;
(xiv)    Benefits to Others - Expenses in connection with services or other benefits which are provided to another tenant or occupant of the Complex and which are not available to Tenant;
(xv)    Other Taxes - Landlord's gross receipts taxes for the Complex, personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes, and all other Real Estate Taxes relating to a period payable or assessed outside the term of the Lease;
(xvi)    Special Assessment - Special assessments or special taxes initiated as a means of financing improvements to the Complex and the surrounding areas thereof to the extent requested by Landlord, as opposed to special assessments imposed by a governmental authority not at Landlord's request;
(xvii)    Advertising/Promotion/Gifts - All advertising and promotional costs including any form of entertainment expenses, dining expenses, any costs relating to tenant or vendor relation programs including flowers, gifts, luncheons, parties, and other social events but excluding any cost associated with life safety information or education services which are provided to the tenants of the Complex;
(xviii)    Fines & Penalties - Any fines, costs, late charges, liquidated damages, penalties, tax penalties or related interest charges, imposed on Landlord or Landlord's managing agent except as a result of late payment or other act or omission by Tenant, Tenant's agents, employees, or any Permitted Occupant;
(xix)    Contributions - Any costs, fees, dues, contributions or similar expenses for political or charitable organizations;
(xx)    Art - Costs, other than those incurred in ordinary maintenance and repair, for sculptures, paintings, fountains or other objects of art or the display of such items;
(xxi)    Concessionaires - Any compensation or benefits paid to or provided to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord;
(xxii)    Insurance - (i) The cost of any insurance coverage, whether or not required by any Holder which is related, in whole or in part, to (a) property or casualty insurance coverage in amounts greater than the replacement cost of the Property, or (b) lease enhancement insurance or other credit enhancement-related insurance; or (ii) any increase in the cost of Landlord's insurance caused by a specific use of another tenant or by Landlord; and
(xxiii)    Reserves - Any reserves of any kind.
(xxiv)    Environmental Certification - If the Building and/or the Complex does not have such certifications as of the Commencement Date, any expenses incurred by the Landlord in connection with its plans or efforts to obtain or renew any form of certification for energy efficiency or environmental responsibility from organizations or governmental agencies such as the United States Green Building Council's Leadership in Energy and Environmental Design (LEED) certification, Energy Star, Green Globes, etc., including, without limitation, consulting fees, legal fees, architectural, design and/or engineering fees and submission fees. However, nothing in this subsection shall prohibit Landlord from passing through capital expenditures permitted by Subsection 3(B)(i) above.
(xxv)    Encroachments - Costs incurred by Landlord to correct encroachments of improvements located at the Property that encroach onto neighboring property as well as costs to correct neighboring encroachments of other owners' improvements on to the Property.
The Property is part of a complex of buildings located at 3453, 3455, 3465 & 3475 East Foothill Boulevard, Pasadena, California ("Complex") which is shown on the Site Plan attached hereto as Exhibit F and incorporated herein by this reference ("Site Plan"). Tenant acknowledges that Operating Expenses include operation and maintenance costs for such Complex. In the event that certain Taxes or Operating Expenses relate solely to a particular building or buildings or the parcel(s) on which such building or buildings is located, Landlord shall allocate such Taxes and Operating Expenses to such building(s) and parcel(s) and Tenant shall not be obligated to pay any such Taxes and Operating Expenses allocated solely to any building other than the Building and/or solely to any parcel other than the parcel on which the Building is located.
Notwithstanding anything to the contrary set forth in this Lease:
(aa) Gross Up Adjustment. If the Complex is not at least one hundred percent (100%) occupied with occupants paying full rent during all or any portion of the Base Year or any calendar year thereafter, Landlord shall make an appropriate adjustment to those Operating Expenses which vary with occupancy for such year (including, without limitation, management fees) to determine what the Complex Operating Expenses would have been for such year if the Complex had been one hundred percent (100%) occupied with occupants paying full rent during such year. Such gross up adjustments shall be made by Landlord by increasing only the variable portion of those costs which actually vary based upon the level of occupancy of the Complex.
(bb) Base Year Equivalency. In the event Landlord incurs costs associated with or relating to Operating Expenses which were not part of Operating Expenses during Tenant's entire Base Year or expenses associated with increased levels or frequency of such services and such new or increased costs are within Landlord's control, then such Operating Expenses that are within Landlord's control for the Base Year shall be increased, including being grossed up to one hundred percent (100%) level, by the reasonably estimated amount of such costs as if such costs had been incurred and included in Operating Expenses during the entire Base Year. The purpose of this provision is to result in an "apples to apples" comparison between the Base Year and all subsequent calendar years with respect to Operating Expenses that are within Landlord's control. Landlord shall purchase insurance policies for the Complex at a market-competitive cost.
(cc) Real Estate Tax Adjustments. If the Complex is not fully assessed in the Base Year and any subsequent calendar year, then the Landlord shall adjust the subject year's Taxes to reflect what such year's Taxes would have been had the Complex been fully completed and assessed for tax purposes. For purposes of calculating Tenant's Prorata Share of Taxes, the Taxes incurred during the Base Year and any subsequent year shall be calculated without regard to any Proposition 8 reduction in Taxes for the Base Year and/or any subsequent year. As a result, Landlord and Tenant acknowledge that the amounts of Taxes used in calculations of the base year and in each year for which Tenant's Prorata Share is determined may be greater than actual amounts, but shall, nonetheless, be the amounts used to determine Tenant's Prorata Share. Furthermore, tax refunds under Proposition 8 shall not be deducted from Taxes nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that the preceding sentence is not intended to in any way affect (1) the inclusion in Taxes of the statutory two percent (2%) annual increase in Taxes (as such statutory increase may be modified by subsequent legislation), or (2) the inclusion or exclusion of Taxes pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Section 3(A) above.
(dd) Other Adjustments. (I) Net Expenses - Operating Expenses and Taxes shall be "net" only and shall therefore be reduced by all cash discounts, trade discounts, quantity discounts, rebates, refunds, credits, or other amounts received by Landlord or Landlord's managing agent, including any such related amounts from tenants of the Complex other than pursuant to tax and operating expense recovery provisions such as this, for its purchase of or provision of any goods, utilities, or services; (II) Partial Year - Operating Expenses that cover a period of time not entirely within the Tenn shall be prorated based on the actual number of days in the year; (III) Duplicate Charges - Landlord shall not (i) profit by including items in Operating Expenses and/or Taxes that are otherwise also charged separately to others, or (ii) collect Operating Expenses and/or Taxes from Tenant and all other tenants and/or occupants in the Complex in an amount in excess of what Landlord actually incurred for the items included in Operating Expenses and/or Taxes; and (IV) Consistency. Landlord's calculation of Taxes and Operating Expenses shall be consistently applied to the extent Taxes and Operating Expenses are within Landlord's control.
(ee) Controllable Operating Expenses. Beginning with the first calendar year following the Base Year, Controllable Expenses (as hereinafter defined) shall not increase by more than four percent (4.0%) over the prior calendar year's Controllable Expenses, determined on a compounded and cumulative basis from the Base Year). "Controllable Expenses" shall mean all Operating Expenses other than union labor costs, insurance costs, all governmentally mandated costs and expenses (including all taxes of any kind, to the extent such taxes are included in Building Operating Expenses), utility costs, and insurance deductibles.

(C)    Manner of Payment. Tenant's Prorata Share of Taxes and Operating Expenses shall be paid in the following manner:
(i)    Landlord may reasonably estimate in advance the amounts Tenant shall owe for Tenant's Prorata Share of Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis in installments equal to one-twelfth of the annual estimate, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord, but may never exceed the 4% cap on Controllable Operating Expenses.
(ii)    Within one hundred twenty (120) days after the end of each calendar year, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) Tenant's Prorata Share of the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, (b) any amount paid by Tenant towards Tenant's Prorata Share of Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Tenant's Prorata Share of Taxes and Operating Expenses for the current calendar year.
(iii)    If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Tenant's Prorata Share of Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.
(iv)    If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Tenant's Prorata Share of Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.
(v)    So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Tenant's Prorata Share of Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses.
(D)    Proration. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Tenant's Prorata Share of Taxes and Operating Expenses for such fIrst or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by mUltiplying the total estimated or actual (as the case may be) amount of Tenant's Prorata Share of Taxes and Operating Expenses, for such calendar years, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred and sixty-fIve (365).
(E)    Landlord's Records. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices,

consistently applied. Taxes and Operating Expenses shall be calculated on a full accrual basis. Landlord reserves the right to change to a cash system of accounting and, in such event, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Provided no monetary Default then exists, after receiving an annual Statement and giving Landlord thirty (30) days prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Taxes and Operating Expenses for the period of time covered by such Statement and for the prior year in accordance with the following provisions. If Tenant fails to object to the calculation of Taxes and/or Operating Expenses on an annual Statement within two (2) years after the Statement has been delivered to Tenant or if Tenant fails to conclude its audit or inspection within one hundred twenty
(120) days after objecting to the same (provided that Landlord makes its records available to Tenant as set forth in this Section 3(E), and provided that such time period shall be extended in the event of any actual or threatened litigation and/or arbitration relating to any disputed Taxes and/or Operating Expenses), then Tenant shall have waived its right to object to the calculation of Taxes and Operating Expenses set forth on such Statement and the calculation of Taxes and Operating Expenses set forth on such Statement shall be final, but subject to Tenant's right to audit the prior year as set forth in the preceding sentence. Tenant's audit or inspection shall be conducted at the Complex or at another office maintained by Landlord in the Los Angeles, California area, shall not unreasonably interfere with the conduct of Landlord's business, and shall be conducted only between 8:00 a.m. and 6:00 p.m. Tenant shall pay the cost of such audit or inspection unless the total Taxes and/or Operating Expenses for the period in question is determined to be in error by more than 4% in the aggregate, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Taxes and/or Operating Expenses previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of such costs, or Tenant shall pay to Landlord any underpayment of such costs, as the case may be, within thirty (30) days after notification thereof. Tenant shall maintain the results of each such audit or inspection confidential (and shall not disclose it to any person or entity other than its legal and financial consultants, who will also keep it confidential, or as required by any Laws or in connection with any dispute or litigation relating to this Lease) and shall not be permitted to use any third party to perform such audit or inspection other than an independent firm: (1) that is not compensated on a contingency fee basis or in any other manner that is dependent upon the results of such audit or inspection (and Tenant shall certify the same to Landlord in writing as to any particular firm upon receipt of written request from Landlord), and (2) that agrees with Tenant to maintain the 'results of such audit or inspection confidential (and shall not disclose it to any person or entity other than as required by any Laws or in connection with any dispute or litigation relating to this Lease). Nothing in this section shall be construed to limit, suspend, or abate Tenant's obligation to pay Rent when due, including Additional Rent.
(F)    Rent and Other Charges. "Additional Rent" means Tenant's Prorata Share of Taxes and Tenant's Prorata Share of Operating Expenses. Base Rent, Additional Rent and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property or at such other place as Landlord may designate.
ARTICLE 4
Use and Rules
Tenant shall use the Premises for general office use and other legally permitted uses, consistent with a first class suburban office building campus, and for no other purpose whatsoever, in compliance with all applicable Laws and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises, and without unreasonably disturbing or interfering with any other tenant or occupant of the Complex, subject to Tenant's parking rights under Article 35 below, including, but not limited to, any requirements of changes to the Building related to or affected by Tenant's acts, occupancy or use of or alterations to the Premises but any such changes to the base building portions of the Building, the Systems and Equipment, and/or what would be considered common area portions of the Building if the Building were a multi-tenant building, shall be performed by Landlord and the same shall be included in Operating Expenses to the extent the same are allowed pursuant to Article 3 above, and in no event shall any such costs for any year subsequent to the Base Year be added to the Base Year pursuant to Section (3)(bb) above). Notwithstanding the preceding sentence, Tenant shall be responsible at Tenant's expense for such compliance and changes if such compliance and/or changes are required by Tenant's alterations to the Premises and/or Tenant's use of the Premises for other than general office use. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies or an increase in the premiums thereunder, unless Tenant pays for any such increase in premiums. To the extent that the same do not conflict with the terms of this Lease, Tenant shall comply with, and shall cause its Permitted Transferees, Permitted Occupants, invitees, employees, contractors and agents to comply with, all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) days' notice thereof to Tenant to the extent that the same do not conflict with the terms of this Lease. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance; provided that Landlord shall use commercially reasonable efforts comparable to those that would be used by other landlords of comparable buildings in the vicinity of the Building, to secure compliance by other tenants of the Complex with the Rules.
ARTICLE 5
Services and Utilities
Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein). Except in cases of emergency where no prior notice is required, Landlord shall be required to provide prior notice as described in the last paragraph of Article 28 of this Lease (and subject to the last paragraph of Article 19 of this Lease) in order to enter the Premises in order to provide services under this Article 5.
    (A)    Landlord shall repair and replace, at Tenant's expense, all electric lighting bulbs, tubes, ballasts, and starters.
(B)    Heat and air-conditioning at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building from 7:00 a.m. until 7:00 p.m. Monday through Friday and 8:00 a.m. until I :00 p.m. on Saturday, except on Holidays. "Holidays" shall mean all federally observed holidays, including New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, and Christmas Day. Tenant may operate supplemental HV AC installed and paid for by Tenant in accordance with the requirements of this Lease twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year.
(C)    Water for drinking, lavatory and toilet purposes.
(D)    At Tenant's expense (i.e., not included in Operating Expenses), customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday, excluding Holidays, consistent with standards for comparable buildings in the Building's submarket. Except with respect to any space in addition to the Premises which Tenant leases in the Complex and which comprises less than an entire building, at Tenant's option Tenant shall provide at Tenant's expense customary office cleaning and trash removal service Monday through Friday or Sunday through Thursday, excluding Holidays, consistent with standards for comparable buildings in the Building's submarket.

(E)    Operatorless passenger elevator service twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year. One of such elevators may be a "swing" elevator for use also as a freight elevator.
(F)    Access to the Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year.
(G)    If reasonable and feasible, Landlord shall provide extra utilities or services requested by Tenant provided the request does not involve modifications or additions to existing Systems and Equipment. Tenant shall pay for extra utilities or services at rates set by Landlord in its reasonable discretion consistent with charges for similar extra utilities or services at comparable buildings in the Building'S submarket, provided that Tenant may elect, in Tenant's sole discretion, to obtain such utilities and/or services directly from a provider instead of from Landlord, and Landlord shall not be entitled to charge Tenant for any such utilities and/or services. Payment shall be due at the same time as Base Rent or, if billed separately, shall be due within thirty (30) days after billing. If Tenant shall fail to make any payment for additional services, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue the additional services. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant. Notwithstanding the foregoing, Landlord may impose a reasonable charge for any extra utilities and services, including, without limitation, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth above; (ii) any utilities or services beyond what Landlord agrees herein to furnish; or (iii) special electrical, cooling and ventilating needs created by Tenant's telephone equipment, computer, electronic data processing equipment, copying equipment, illuminated signage (if permitted hereunder) and other such equipment or uses. Landlord, at its option, may require installation of metering devices at Tenant's expense for the purpose of metering Tenant's utility consumption. Notwithstanding anything to the contrary set forth herein, Landlord hereby represents and warrants that all charges by Landlord pursuant to this Section shall be based solely upon Landlord's actual cost and expense without mark-up, profit or accelerated depreciation, provided, however, that Tenant shall be required to pay Landlord as additional Rent Seven Dollars ($7.00) per hour of after-hours HVAC time to compensate for additional wear and tear on the Property's HV AC equipment.
(H)    All electricity used by Tenant in the Premises shall not be included in Operating Expenses and instead shall be paid by Tenant by a separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. In the event Tenant elects, in Tenant's sole discretion, to have Landlord provide electrical services to the 3465 Building, Landlord shall have the exclusive right (i) to choose the company or companies to provide electrical service to the Property and the Premises, (ii) to aggregate the electrical service for the Property and the Premises with other buildings or properties, (iii) to purchase electrical service through an agent, broker or buyer's group, and (iv) to change the electrical service provider or manner of purchasing electrical service from time to time. In the event Tenant elects, in Tenant's sole discretion, to contract directly for electrical services to the 3465 Building,

Tenant shall have the exclusive right (i) to choose the company or companies to provide electrical service to the 3465 Building, (ii) to purchase electrical service through an agent, broker or buyer's group, and (iii) to change the electrical service provider or manner of purchasing electrical service from time to time.
(I)    Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises because of the unavailability of any service to be provided by Landlord hereunder for a period of three (3) consecutive business days following Landlord's receipt from Tenant of a written notice regarding such unavailability and such unavailability is within Landlord's reasonable control and is not caused by or through Tenant or by an accident, breakage or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action or inaction, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, service interruptions or any other unavailability of utilities resulting from causes beyond Landlord's control including, without limitation, any utility service provider initiated "brown out" or "blackout", then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such three (3) business day period) that Tenant is so prevented from using the Premises.
ARTICLE 6
Alterations and Liens
Tenant shall not make any Alterations ("Alterations" or "Tenant Work") without the prior written consent of Landlord, which consent shall not be withheld provided Tenant's proposed Alterations meet the Drawing Criteria (defined in the Workletter). Before entering the Property, any contractor engaged by Tenant must provide Landlord a certificate of insurance proving that such contractor satisfies or exceeds Landlord's standard insurance requirements. Landlord may impose the following requirements as the sole conditions to such consent: the submission of plans and specifications for Landlord's prior written approval (which shall not be unreasonably withheld, conditioned or delayed); obtaining necessary permits; either Tenant or Tenant's contractor obtaining insurance as required by Section (9)(B)(vii) below as well as CGL and worker's compensation insurance; prior approval (which shall not be unreasonably withheld, conditioned or delayed) of general contractors (provided that the following contractors are hereby approved by Landlord: Corporate Contractors, Pinnacle Contractors, Howard Building Corporation, Phoenix Contractors); receipt of contractor and subcontractor lien waivers; affidavits listing all contractors, subcontractors and suppliers; Tenant's use of commercially reasonable efforts without the expenditure of any money to ensure the ability of Tenant's contractors to work in harmony with other contractors at the Complex without picketing or any other adverse consequences; affidavits from engineers reasonably acceptable to Landlord stating that the Tenant Work will not adversely affect the Systems and Equipment or the structure of the Property (to the extent reasonably necessary to show that the Alterations meet the Drawing Criteria); and requirements as to the manner and times in which such Tenant Work shall be done (provided there shall be no requirements as to the manner and times in which such Tenant Work shall be done with respect to the 3465 Building). All Tenant Work shall be performed in a good and workmanlike manner in accordance with approved plans and specifications (to the extent plan approval is required) and all materials used shall be of a quality comparable to or better than those in the Premises and Property. To the extent such Alterations or Tenant Work would impact the Systems and Equipment, the structure of the Property, or the exterior of the Building, Tenant shall reimburse Landlord for all third party out of pocket costs actually, reasonably incurred by Landlord reviewing Tenant's plans and specifications relating to such Alterations or Tenant Work. Consent or supervision by Landlord shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Tenant Work. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain Landlord's prior consent with respect to any strictly cosmetic work performed within the Premises by Tenant, such as the installation of wall coverings or floor coverings, and/or any Alterations which (i) do not materially adversely affect the Building's structure and/or the Building's Systems and Equipment, and (ii) do not cost in excess of Seventy-Five Thousand ($75,000).
    Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Tenant Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including reasonable attorneys' fees) arising out of the same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any Tenant Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. If Tenant fails, within 20 days after the date of the filing of the lien, to discharge such lien, Landlord may, but shall not be required or expected to, remove such lien in such manner as Landlord may, in its sole discretion, determine, and the full cost thereof, together with all Landlord's fees and costs, including attorney fees, shall be due and payable by Tenant to Landlord immediately upon Tenant's receipt of Landlord's notice therefor. The amount so paid shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any lien or encumbrance whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Tenant Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.
After the Commencement Date, construction in the Premises by Tenant shall comply with the Building's environmental and energy efficiency initiatives in effect at the time of construction. Such initiatives may include, but shall not be limited to, usage of low VOC construction materials (including, without limitation, low VOC paint and carpet); energy efficient lighting (and controls), equipment, and appliances; HV AC efficiencies; water use reduction; CFC reduction; recycling; construction waste management; usage of locally manufactured materials; usage of rapidly renewable materials; and usage of recycled materials.
All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require consistent with Article 9 of this Lease. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before any work is commenced. All contracts between Tenant and a contractor must explicitly require the contractor to (a) name Landlord and Landlord's agents as additional insureds and (b) indemnify and hold harmless Landlord and Landlord's agents.
ARTICLE 7
Repairs and Maintenance
Landlord shall repair and maintain the Premises, Property, and the Systems and Equipment in good condition, working order and repair, consistent with first class suburban office building standards for the submarket in which the Building is located, the cost of which shall be included in Operating Expenses to the extent allowed pursuant to Article 3 above. However, Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property caused by the gross negligence or misconduct of Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except in cases of emergency where no prior notice is required, Landlord shall be required to provide prior notice as described in the last paragraph of Article 28 of this Lease (and subject to the last paragraph of Article 19 of this Lease) n order to enter the Premises in order to provide repair and maintenance under this Article 7.
ARTICLE 8
Casualty Damage
Subject to Article 6 and the remainder of this Article 8, Landlord shall use available insurance proceeds to restore the Premises, parking areas of the Complex, or any common areas of the Property providing access thereto which are damaged by fire or other casualty during the Term. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises and parking are not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work performed or paid for by Landlord under the terms, covenants and conditions of any separate agreement therefor signed by the parties hereto. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises (or any portion thereof) are unfit for occupancy for the purposes permitted under this Lease and/or the parking rights granted to Tenant pursuant to this Lease are materially adversely affected by such casualty and the Premises (or any portion thereof) are not occupied by Tenant as a result thereof (unless Tenant or its employees or agents intentionally caused the damage). Notwithstanding the foregoing, Landlord may terminate this Lease by giving Tenant written notice of termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be damaged by fire or other casualty such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within two hundred seventy (270) days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term (unless Tenant exercises an available renewal option), or (c) any Holder shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies (excluding the deductible). Tenant shall have the option to terminate this Lease in the event that (x) Landlord informs Tenant that repairs to the Premises, parking areas, and access thereto cannot be substantially completed within two hundred seventy (270) days of the casualty, (y) repairs to the Premises, parking areas and access thereto are not in fact substantially completed within two hundred seventy (270) days of the casualty, or (z) any material damage occurs to the Premises during the last twelve (12) months of the Term. If Tenant elects to terminate pursuant to clause (x) in the preceding sentence, Tenant must do so, if at all, within fifteen (15) days of Tenant's receipt of Landlord's notice informing that repairs cannot be completed within 270 days. Tenant acknowledges that this Article represents the entire agreement between the parties respecting casualty damage to the Premises or the Property. Tenant hereby waives the provisions of Section 1932(2) and 1933(4) of the California Civil Code and any other applicable law providing for termination of a hiring upon destruction of the thing hired, which are superseded by this Article 8. In the event of any termination under this Article 8, Landlord shall promptly return to Tenant the Letter of Credit, provided that, if applicable, Landlord may draw upon the Letter of Credit to the extent Landlord is permitted to do so under this Lease before Landlord returns the Letter of Credit.

ARTICLE 9
Insurance. Subrogation. and Waiver of Claims
(A)    Tenant shall not conduct any activity, or place any equipment or other item in or about the Premises, the Building or the Property, which will in any way increase the rate of property insurance or other insurance on the Property unless Tenant pays such increase. If any increase in the rate of property or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall have the option to either (i) pay as additional rent due hereunder the amount of such increase or (ii) discontinue such activity or remove such equipment or other item. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fIre or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.
(B)    Throughout the Term, Tenant shall obtain and maintain the following insurance coverages written with companies with an A.M. Best A-, X or better rating and S&P rating of at least A-:
(i)    Commercial General Liability ("CGL") insurance (written on an occurrence basis) with limits not less than One Million Dollars ($1,000,000) combined single limit per occurrence, Two Million Dollar ($2,000,000) annual general aggregate (on a per location basis), Two Million Dollars ($2,000,000) products/completed operations aggregate, One Million Dollars ($1,000,000) personal and advertising injury liability, Fifty Thousand Dollars ($50,000) fIre damage legal liability, and Five Thousand Dollars ($5,000) medical payments. CGL insurance shall be written on a current ISO occurrence form (or a substitute form providing equivalent or broader coverage) and shall cover liability arising from Premises, operations, independent contractors, products-completed operations, personal injury, advertising injury and liability assumed under an insured contract.
(ii)    Workers Compensation insurance as required by the applicable state law, and Employers Liability insurance with limits not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease policy limit, and One Million Dollars ($1,000,000) disease each employee.
(iii)    Commercial Auto Liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than One Million Dollars ($1,000,000) combined single limit for each accident.
(iv)    Umbrella/Excess Insurance coverage on a follow form basis in excess of the CGL, Employers Liability and Commercial Auto Policy with limits not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate.
(v)    Special Form Property Insurance covering Tenant's property, furniture, furnishings, fixtures, improvements, and equipment located at the Building. If Tenant is responsible for any machinery, Tenant shall maintain boiler and machinery insurance.
(vi)    Business Interruption and Extra Expenses insurance in amounts typically carried by prudent tenants engaged in similar operations, but in no event in an amount less than double the annual Base Rent then in effect. Such insurance shall reimburse Tenant for direct and indirect loss of earnings and extra expense attributable to all perils insured against.

(vii)    Builder's Risk (or Building Constructions) insurance during the course of construction of any Alteration, including during the performance of Tenant's Work and until completion thereof. Notwithstanding anything to the contrary set forth herein, Tenant shall not be obligated to carry the insurance described in this subsection if such insurance is carried by Tenant's contractor. Such insurance shall be on a form covering Landlord, Landlord's architects, Landlord's contractor or subcontractors (to the extent applicable), Tenant and Tenant's contractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all Alterations or Tenant's Work in place and all materials stored at the Premises, and all materials, equipment, supplies and temporary structures of all kinds incident to Alterations or Tenant's Work and builder's machinery, tools and equipment, all while forming a part of, or on the Premises, or when adjacent thereto, while on drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.
(C)    Landlord and Landlord's agents shall be endorsed on each policy as additional insureds as it pertains to the CGL, Umbrella, and Auto policy, and coverage shall be primary and noncontributory. Landlord shall be a loss payee on the Property policy in respect of Tenant's improvements to the extent that Landlord is responsible for the repair and replacement of same under this Lease. All insurance shall (1) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and Landlord's Representatives from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (2) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord and Landlord's representatives in connection with any loss or damage covered by such policy (and Tenant shall provide evidence of such waiver); and (3) be acceptable in form and content to Landlord. Tenant shall cause its insurance carrier to provide Landlord with 30 days advance notice (10 days for non-payment of premium) of any cancellation, failure to renew, reduction of amount of insurance or change in Tenant's insurance coverage if it is reasonable and customary for an office tenant in the Building'S submarket to obtain such an undertaking from its insurance carrier. In the event Tenant's insurance carrier will not agree to provide Landlord advance notice as aforesaid, then Tenant shall give Landlord notice of cancellation, failure to renew, reduction of amount of insurance, or change of Tenant's insurance coverage no later than two (2) business days after Tenant learns of such cancellation, failure to renew, reduction of amount of insurance, or change of coverage. After the expiration of the initial Term, Landlord reserves the right from time to time to reasonably require higher minimum amounts or different types of insurance consistent with market requirements of similar properties in the vicinity of the Complex. Tenant shall deliver an ACORD 25 certificate or its equivalent with respect to all liability and personal property insurance and an ACORD 28 certificate or its equivalent with respect to all commercial property insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Commencement Date and at least annually thereafter. If Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the Lease Term and thereafter within thirty (30) days following Landlord's request during the Term (and in any event within thirty (30) days prior to the expiration date of any such coverage, any other cure or grace period provided in this Lease not being applicable hereto), Landlord shall be authorized (but not required) after ten (10) days' prior notice to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable as additional rent upon written invoice therefor.

(D)    Landlord agrees to carry and maintain special form property insurance (with replacement cost coverage) covering the Building and Landlord's property therein in an amount required by its insurance company to avoid the application of any coinsurance provision. Landlord hereby waives its right of recovery against Tenant and releases Tenant from any and all liabilities, claims and losses for which Tenant may otherwise be liable to the extent Landlord receives proceeds from its property insurance therefor. Landlord shall secure a waiver of subrogation endorsement from its insurance carrier. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate (but in no event less than the limits required by Tenant above). Landlord may elect to carry such other additional insurance or higher limits as it reasonably deems appropriate. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's personal property or any Alterations (including Tenant's Work), and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.
ARTICLE 10
Condemnation
If (a) the whole or any material part of the Premises, parking areas of the Complex, or the Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose; (b) any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or the Property, or (c) Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, then Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises or the parking areas of the Complex is permanently taken or if access to the Premises is permanently and materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and of fixtures belonging to Tenant and removable by Tenant upon expiration of the Term and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. Rent shall be proportionately abated if any part of the Premises shall be taken and this Lease shall not be so terminated. In the event of any termination under this Article 10, Landlord shall promptly return to Tenant the Letter of Credit, provided that, if applicable, Landlord may draw upon the Letter of Credit to the extent Landlord is permitted to do so under this Lease before Landlord returns the Letter of Credit. Tenant hereby waives any provision of California law that conflicts with the foregoing provisions of this Article 10 including, without limitation, Sections 1265.110-1265.160 of the California Code of Civil Procedure.
ARTICLE 11
Return of Possession
At the expiration or earlier termination of this Lease or Tenant's right of possession of the Premises, Tenant shall surrender possession of the Premises in the condition required under Article 7, ordinary wear and tear excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures and personal property. All improvements, fixtures and other items permanently affixed to the Premises (except trade fixtures and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, by giving Tenant notice at the time Landlord approves any particular Tenant Work or Alterations pursuant to Article 6, above, Landlord may require Tenant to promptly remove any or all such Tenant Work and/or Alterations as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided Landlord shall not require removal of standard and customary office improvements. In no event shall Landlord be entitled to require removal of Tenant's initial improvements installed pursuant to the Workletter except as otherwise expressly provided herein with respect to Tenant's generator improvements. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises or the Property required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. Any and all property that may be removed from the Premises or the Property by Landlord pursuant to any provisions of this Lease or any Law, to which Tenant is or may be entitled, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk, cost or expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in any removal and all storage charges as long as the same is in Landlord's possession or under Landlord's control. Any property, which is not removed from the Premises or which is not retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or of Tenant's right to possession of the Premises, shall, at Landlord's option, be conclusively presumed to have been abandoned and thus to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.
ARTICLE 12
Holding Over
Unless Landlord expressly agrees otherwise in writing, if Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, then during the first thirty (30) days of such holdover Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of Rent then applicable (or the highest amount permitted by Law, whichever shall be less) on a per month basis without reduction for partial months during the holdover and thereafter Tenant shall pay two hundred percent (200%) of the amount of Rent then applicable (or the highest amount permitted by Law, whichever shall be less) on a per month basis without reduction for partial months during the holdover. Landlord shall diligently seek to mitigate such damages. In no event shall Tenant be responsible for consequential damages as a result of such holding over. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 11). The provisions of this Article do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant. Tenant expressly waives Tenant's rights (if any) under Sections 1941 and 1945 of the California Civil Code and similar laws.
ARTICLE 13
No Waiver
No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.
ARTICLE 14
Attorneys' Fees and Arbitration
In the event of any actual or threatened litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, Landlord and Tenant each agree that, in the event of any dispute or claim arising out of or relating to this Lease, SUCH DISPUTE OR CLAIM SHALL BE RESOLVED BY SUBMISSION TO FINAL AND BINDING ARBITRATION BEFORE JAMS IN LOS ANGELES COUNTY, CALIFORNIA, PURSUANT TO THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES. BOTH PARTIES FURTHER AGREE THAT THE ARBITRATION SHALL BE CONDUCTED BEFORE A SINGLE JAMS ARBITRATOR WHO IS A RETIRED CALIFORNIA OR FEDERAL JUDGE OR JUSTICE. BY AGREEING TO ARBITRATE, YOU WAIVE ANY RIGHT YOU HAVE TO A COURT OR JURY TRIAL. The parties further agree that, upon application of the prevailing party, any Judge of the Superior Court of the State of California, for the County of Los Angeles, may enter a judgment based on the final arbitration award issued by the JAMS arbitrator, and you expressly agree to submit to the jurisdiction of this Court for such a purpose.
ARTICLE 15
Personal Property Taxes. Rent Taxes and Other Taxes
Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Tenant Work to the Premises which is deemed to be personal property by any governmental agency or subdivision thereof. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property-of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on Rent or services provided herein or otherwise respecting this Lease.
ARTICLE 16
Subordination, Attornment and Mortgagee Protection
This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. Landlord hereby represents and warrants that there are no Mortgages affecting the Property as of the date of full execution and delivery of this Lease. If any foreclosure proceedings are initiated by any Holder or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees to attorn and pay Rent to any Holder which is a successor to Landlord hereunder or a purchaser at a foreclosure sale and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment (provided such Holder or purchaser shall agree to not disturb Tenant's occupancy, so long as Tenant does not default and fail to cure within the time permitted hereunder). "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or any part thereof and all renewals, modifications, consolidations, replacements or extensions thereof. Any Holder may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article in recordable form. In the event of any default on the part of Landlord, arising out of or accruing under the Lease, whereby the validity or the continued existence of the Lease might be impaired or terminated by Tenant, or Tenant might have a claim for partial or total eviction, Tenant shall not pursue any of its rights with respect to such default or claim, and no notice of termination of the Lease as a result of such default shall be effective, unless and until Tenant has given written notice of such default or claim to the applicable Holder (but such notice shall only be required if Tenant has been provided with the correct notice address for such Holder) and granted to such Holder the same period of time granted to Landlord under the Lease to cure or to undertake the elimination of the basis for such default or claim; it being expressly understood that (a) if such default or claim cannot reasonably be cured within such cure period, such Holder shall have such additional period of time to cure same as it reasonably determines is necessary, so long as it continues to pursue such cure with reasonable diligence, and (b) such Holder's right to cure any such default or claim shall not be deemed to create any obligation for such Holder to cure or to undertake the elimination of any such default or claim.
Notwithstanding anything to the contrary set forth in this Lease, in the event Landlord obtains a Mortgage from a Holder, then Tenant's duty to subordinate this Lease and Tenant's obligation to be bound by this Article 16 shall be conditioned on Tenant and such Holder executing a commercially reasonable non-disturbance agreement on a form reasonably approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed. Any such non-disturbance agreement must recognize Tenant's self-help and offset rights under Article 21 below with respect to payment of the Construction Allowance and brokerage commissions. Any such non-disturbance agreement shall be in recordable form and may be recorded at Tenant's election and expense.
ARTICLE 17
Estoppel Certificate
Tenant shall from time to time, within fifteen (15) days after written request from Landlord, execute, acknowledge and deliver a certificate affirming that (to the extent the same is true), except as otherwise expressly stated in the certificate, (A) this Lease is unmodified and in full force and effect; (B) to Tenant's knowledge, Landlord is not in default hereunder; (C) Tenant is in possession of the Premises; (D) Tenant has no off-sets or defenses to the performance of its obligations under this Lease except as expressly set forth in this Lease; (E) that the Premises have been completed in accordance with the terms, covenants and conditions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (F) the amount of any unpaid Construction Allowance, Additional Allowance, and Space Planning Allowance (if any). The certificate shall also confirm the dates to which the Rent has been paid in advance and the amount of any Security Deposit. The certificate may be relied upon by Landlord, its Holder(s), insurance carriers, auditors, rating agencies, and prospective purchasers.

Landlord shall from time to time, within fifteen (15) days after written request from Tenant, execute, acknowledge and deliver a certificate affirming that (to the extent the same is true), except as otherwise expressly stated in the certificate, (A) this Lease is unmodified and in full force and effect; and (B) to Landlord's knowledge, Tenant is not in default hereunder; and , (C) the amount of any unpaid Construction Allowance, Additional Allowance, and Space Planning Allowance (if any). The certificate shall also confirm the dates to which the Rent has been paid in advance and the amount of any Security

Deposit. The certificate may be relied upon by Tenant, its insurance carriers, auditors, rating agencies, and prospective purchasers.
ARTICLE 18
Assignment and Subletting
(A)    Transfers. Except as expressly provided in this Article 18, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (as further described below): (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the occupancy of the Premises by any Person other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred and eighty (180) days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord's actual costs, not to exceed $3000 to compensate Landlord for its review and processing expenses. Tenant hereby waives Tenant's rights (if any) under Section 1995.310 of the California Civil Code. The use of the Premises by Tenant's subsidiaries and affiliates shall not be deemed a Transfer.
(B)    Approval. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies: (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the Class A quality of the Property or other comparable properties in the vicinity of the Property including, without limitation, any business that sells pornographic, obscene, or other so-called adult products or services, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space or adjacent leasable space is not code compliant with appropriate means of ingress and egress to passenger elevator, restroom and other common facilities suitable for normal renting purposes, (iv) the Transferee is either a government (or agency or instrumentality thereof), (v) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer, or (vii) such a Transfer would violate any term, condition, covenant, or agreement of the Landlord involving the Property or any other tenant's lease within it. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer.
(C)    Transfer Premium. If Landlord consents to a sublease, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such sublease. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by the sublessee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after first deducting therefrom all the reasonable expenses incurred by Tenant for any changes, alterations and improvements made to the Premises and any other economic concessions or services provided to the sublessee (including rental abatement), plus any customary brokerage commissions and legal fees paid in connection with the sublease, if acceptable written evidence of such expenditures is provided in advance to Landlord. The Transfer Premium due

Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.
(D)    Recapture. Intentionally deleted.
(E)    Terms of Consent. If Landlord consents to a Transfer: (a) any Transfer shall be made only if, and shall not be effective until, the Transferee shall execute, acknowledge and deliver to Landlord an agreement in fonn and substance reasonably satisfactory to Landlord whereby the Transferee shall agree to be bound by and assume the obligations of this Lease on the part of Tenant to be performed or observed, (b) the terms, covenants and conditions of this Lease, including among other things, Tenant's (or any Transferee's) liability for the Subject Space, shall in no way be deemed to have been waived or modified and the original named Tenant (and any Transferee, as the case may be) shall remain fully liable for the payment of Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed, (c) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (d) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Tenn of this Lease, expand the Premises, or lease additional space, any such rights being deemed personal to Tenant, (e) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in a form reasonably acceptable to Landlord, and (f) Tenant shall furnish upon Landlord's request a complete statement, certified by an officer of Tenant setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Section 20(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.
(F)    Permitted Transfers. Notwithstanding Section 18(A), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord: (i) any Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant (an "Affiliate"); (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (a) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (b) the Net Worth of the surviving or created entity is not less than the Net Worth of Tenant as of the date hereof or the date of the merger or consolidation (whichever is less); or (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Net Worth after such acquisition is not less than the Net Worth of Tenant as of the date hereof or the date of the acquisition (whichever is less). Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease and the use of the Premises by the Permitted Transferee for any use other than the use permitted by Article 4 above may not violate any other agreements affecting the Premises or the Building. No later than ten (10) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (x) copies of the instrument effecting the Permitted Transfer, (y) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (z) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Article 18.
(G)    Permitted Occupants. Notwithstanding anything to the contrary contained above in this Article 18, Landlord acknowledges and agrees that Tenant may allow any person or company which is a client or customer of Tenant or which is providing service to Tenant to occupy up to twenty-five percent (25%) of the Premises during Tenant's occupancy without such occupancy being deemed a Transfer, as long as no new demising walls are constructed to accomplish such occupancy, no rent is being paid in connection with such occupancy, such occupancy is not pursuant to any sublease or license agreement, and as long as such relationship was not created as a subterfuge to avoid the obligations set forth in this Article 18. Any such occupant may be referred to in this Lease as a "Permitted Occupant". Tenant may not permit any new person or company to become a Permitted Occupant while Tenant is in Default under this Lease. Landlord shall owe no duty to any such Permitted Occupant beyond what Landlord owes to Tenant's employees and/or invitees. Without limitation, no such Permitted Occupant shall be entitled to signage rights. Tenant shall provide Landlord at least five (5) days before occupancy the name of each person and/or entity who will occupy a portion of the Premises pursuant to this Section for more than thirty (30) days. Tenant's insurance, indemnity, and other obligations under this Lease shall cover all Tenant's Permitted Occupants and their employees, agents, and invitees as if they were Tenant's employees. For purposes of this Lease (and not for purposes of employment law applicable to Tenant), persons who work for Tenant on an independent contractor basis rather than W-2 employees shall be considered Tenant's employees, not "Permitted Occupants" subject to the limitations in this Subsection (G).
ARTICLE 19
Rights Reserved By Landlord
Except as expressly provided herein, Landlord reserves the following rights:
(A)    To install and maintain signs on the exterior and interior of the Complex or any part thereof, provided that Landlord shall not install any signage on the exterior or interior of the 3465 Building other than solely for the purpose of supporting the common building use and safety and as required by Law, and specifically excluding business or advertising signage; retain at all times, and use in appropriate instances, keys to all doors within and into the Premises; and have access for Landlord and other tenants o.f the Property to any mail chutes located on the Premises according to the rules of the United States Postal Service.
(B)    To enter the Premises upon not less than forty-eight (48) hours prior notice (except in the event of emergency) at reasonable hours to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, and sale and finance brokers, and during the final year of the Term (or sooner if Tenant is in material monetary Default or abandons the Premises), to tenants and leasing brokers; provided that Tenant shall have the right to designate certain areas of the Premises as secure areas ("Secure Areas") should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secure Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with five (5) days' prior written notice of the specific date and time of such Landlord inspection (except 5 day notice shall not be required in the event of an emergency in a Secure Area provided Landlord first attempts to access the Secured Area in question in coordination with Tenant as time allows under the circumstances); provided that Landlord shall not be required to provide for any Secure Areas janitorial service or other service that requires Landlord access (and Tenant shall not be entitled to a credit against Operating Expenses therefor), unless Tenant provides such access.
    (C)    In case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: to temporarily limit or prevent access to the Property or any part thereof, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein.
(D)    To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof, and to any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required, and during such operations may, upon reasonable prior notice to Tenant, enter upon the Premises at reasonable hours and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may temporarily close public entry ways, other public areas, restrooms, stairways or corridors and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request.
(E)    To take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing, or preservation of the Property.
(F)    To approve the weight, size, and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Property or the Premises at Tenant's sole risk and responsibility.
In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies), and (b) take reasonable steps to minimize any interference with Tenant's business. Exercise of any of the foregoing rights shall not constitute a constructive eviction or entitle Tenant to abatement of Rent, damages or other claims of any kind. Landlord shall have a copy of all keys to all doors within and into the Premises. Tenant shall have the right to change locks or keys and to provide copies for the Landlord. In the event that Landlord attempts to access the Premises to perform any of its obligations under this Lease, but is unable to access the Premises due to Landlord's inability to reach the Tenant to provide reasonable advance written or oral notice before entering the Premises, then Landlord shall be granted any additional time reasonably necessary to perform such obligations before being considered in breach of this Lease.
ARTICLE 20
Landlord's Remedies
(A)    Default. The occurrence of anyone or more of the following events shall constitute a "Default" by Tenant, which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure by Tenant to make when due any payment of Rent, unless such failure is cured within seven (7) days after notice; or (ii) failure by Tenant to observe or perform any of the terms or conditions of this Lease or the Rules attached to this Lease (as same may be updated from time to time pursuant to the terms and conditions of this Lease) to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter diligently continues to cure such failure to completion, and further provided that Tenant shall use good faith efforts to cure as soon as reasonably practicable given the totality of the circumstances); (iii) (a) making by Tenant of any general assignment for the benefit of creditors, (b) filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, or (e) Tenant's admission in writing of its inability to pay its debts as they mature; (iv) any material misrepresentation or omission in any financial statements or other materials provided by Tenant that Tenant knew was false when delivered to Landlord; or (v) any material misrepresentation or omission in any financial statements provided in connection with any Transfer under Article 18, unless such financial statements are audited by a reputable firm of certified public accountants, and further provided that Tenant shall not be in default hereunder by virtue of a third party's financial statements unless Tenant knowingly provides Landlord false information. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.
(B)    Remedies. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), then in addition to Landlord's rights and remedies under law including, without limitation, the rights and remedies contained in California Code of Civil Procedure Section 1161.1 and California Civil Code 1951.2, Landlord shall have the rights and remedies hereinafter set forth, each of which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law (including, without limitation, specific performance) or other provisions of this Lease, any and all of which may be exercised with or without further notice and with or without demand whatsoever, concurrently or successively, and at such time or times and in such order as Landlord may from time to time determine:
(i)    Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (a) all Rent accrued hereunder through the date of termination, (b) all amounts due under Section 20(D), and (c) an amount equal to (1) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" on the date this Lease is terminated minus one percent, minus (2) the then present fair rental value of the Premises for such period, similarly discounted. The "Prime Rate" of interest shall be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal from time to time. In the event The Wall Street Journal no longer publishes a Prime Rate of interest, Landlord shall select a comparable equivalent. For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Taxes and Operating Expenses shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.
(ii)    Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (a) all

Rent accrued hereunder to the date of termination of possession, (b) all amounts due from time to time under Section 20(D), and (c) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 20(B)(ii), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 20(B)(ii). If Landlord elects to proceed under this Section 20(B)(ii), it may at any time elect to terminate this Lease under Section 20(B)(i).
The lessor (Landlord) has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).
(C)    Mitigation of Damages. If Landlord terminates this Lease or Tenant's right to possession of all or any part of the Premises, Landlord shall use reasonable efforts to mitigate Landlord's damages to the extent required by Law and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder.
(D)    Payment by Tenant. Upon any uncured Default, Tenant shall pay to Landlord all costs actually incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, or otherwise putting the Premises into a vanilla box condition suitable for lease, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing or advising Landlord of its rights, remedies, and recourses arising out of the Default.
(E)    Late Charges and Interest. Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses if Rent is not received within seven (7) days after its due date. In addition, any Rent paid more than seven (7) days after it is due shall accrue interest from the due date at the Default Rate until payment is received by Landlord, provided that Landlord shall waive service charge and interest on one (1) occasion each year in the event that Tenant makes the missed payment within seven (7) days after written notice to Tenant that the same is past due. The "Default Rate" of interest shall be the Prime Rate of interest (defined above) plus ten percent (10%). Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
(F)    Landlord Action. In addition to Landlord's other rights and remedies, if any failure by Tenant to satisfy its obligations under this Lease materially adversely affects the Building or Complex or endangers the health or safety of the occupants of the Complex, and Tenant fails to contest in good faith or commence to cure such failure within five (5) days after receipt of a second written notice of such failure from Landlord (i.e. in addition to the notice and cure rights provided in Section 20(A)) and thereafter diligently continue to cure to completion, provided that no second notice shall be required and Landlord may act immediately in the event of an emergency that requires immediate action, then Landlord shall be entitled to (but shall not be obligated to) exercise self-help and perform such actions as are necessary to cure Tenant's failure. If Landlord properly exercises its self-help rights pursuant to the preceding sentence, Tenant shall reimburse Landlord for reasonable out of pocket costs incurred by Landlord to cure Tenant's failure, within thirty (30) days after Tenant's receipt of an invoice therefor and evidence to substantiate Landlord's out of pocket costs. If Tenant does not reimburse Landlord within such thirty (30) day period, then: (a) past due amounts shall bear interest at the Default Rate, (b) Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees and collection costs related to the self-help matter and Landlord's collection of costs for same, and (c) Landlord may withhold and offset such sums and interest from and against any amounts that Landlord may otherwise be required to pay under this Lease to Tenant and such withholding and offset shall not constitute a default or breach of this Lease by Landlord. Any good faith dispute under this Section 20(F) may be submitted to arbitration as provided in Article 14 above.
(G)    Other Matters. No act or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. Neither Landlord nor Tenant shall be liable under any circumstances for any damages by reason of loss of profits, business interruption, or other consequential damages.
(H)    Waiver of Reinstatement. Tenant hereby waives all rights under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275 providing for relief from forfeiture and any other right now or hereafter existing to redeem the Premises or reinstate this Lease after termination pursuant to this Section 13 or by order or judgment of any court or by any legal process.
ARTICLE 21
Landlord Default; Tenant Self Help and Offset Rights
(A)    If Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently continues to cure such failure to completion, and further provided that Landlord shall use good faith efforts to cure as soon as reasonably practicable given the totality of the circumstances. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, except as otherwise expressly provided in this Lease. Without limitation of the preceding sentence, Tenant hereby waives Tenant's rights (if any) under Section 1932, Subdivision 1, and Section 1942 of the California Civil Code, Section 431.70 of the California Code of Civil Procedure, and similar laws.
(B)    Notwithstanding the foregoing Section 21(A), if any failure by Landlord to satisfy its obligations under this Lease materially adversely affects the use of the Premises or endangers the health or safety of the occupants of the Premises, and Landlord fails to contest in good faith or commence to cure such failure within five (5) days after receipt of a second written notice of such failure from Tenant (Le. in addition to the notice and cure rights provided in the preceding paragraph) and thereafter diligently continue to cure to completion, provided that no second notice shall be required and Tenant may act immediately in the event of an emergency that requires immediate action, then Tenant shall be entitled to (but shall not be obligated to) exercise self-help and perform such actions as are necessary to cure Landlord's failure. If Tenant properly exercises its self-help rights pursuant to the preceding sentence, Landlord shall reimburse Tenant for reasonable out of pocket costs incurred by Tenant to cure Landlord's failure, within thirty (30) days after Landlord's receipt of an invoice therefor and evidence to substantiate Tenant's out of pocket costs. If Landlord does not reimburse Tenant within such thirty (30) day period, then: (a) past due amounts shall bear interest at the Default Rate, (b) Landlord shall reimburse Tenant for Tenant's reasonable attorneys' fees and collection costs related to the self-help matter and Tenant's collection of costs for same, and (c) Tenant may withhold and offset such sums and interest from and against any amounts that Tenant may otherwise be required to pay under this Lease as Rent, and such withholding and offset shall not constitute a Default or breach of this Lease. Any good faith dispute under this Section 21 (B) may be submitted to arbitration as provided in Article 14 above.
(C)    Further notwithstanding the foregoing Section 21(A), if (i) Landlord defaults in Landlord's obligation to pay the Construction Allowance pursuant to the Workletter, or any portion thereof, within five (5) days after the date the same is due pursuant to the Workletter, or (ii) Landlord defaults in Landlord's obligation to pay Tenant's broker pursuant to their separate written agreement after notice of such failure and seven (7) days to cure, then provided no material monetary Default exists Tenant shall have the right to give Landlord a second written notice ("Offset Exercise Notice") requesting payment of such unpaid amounts. In the event that Landlord fails to contest in good faith or fully pay such amounts within five (5) business days after such Offset Exercise Notice is provided to Landlord, then: (x) such unpaid amounts shall bear interest at the Default Rate, (y) Landlord shall reimburse Tenant for Tenant's reasonable attorneys' fees and collection costs related to Tenant's collection of costs for same, and (z) Tenant may withhold and offset such sums and interest from and against any amounts that Tenant may otherwise be required to pay under this Lease as Rent, and such withholding and offset shall not constitute a Default or breach of this Lease. Any good faith dispute under this Section 21 (C) may be submitted to arbitration as provided in Article 14 above.
ARTICLE 22
Conveyance by Landlord and Liability
In case Landlord or any successor owner of the Property shall conveyor otherwise dispose of the Property, or the portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become "Landlord" hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, including the return of any Security Deposit, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Complex. Tenant agrees to look solely to Landlord's interest in the Complex for the recovery of any judgment against Landlord and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Article shall apply equally and inure to the benefit of Landlord's present and future members, managers, partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, legal representatives, heirs, successors and assigns, directors, trustees, shareholders, agents and employees, and their respective partners, legal representatives, heirs, successors and assigns. Under no circumstances shall any present or future shareholder, officer or director of Landlord (if Landlord is a corporation), general or limited partner of Landlord (if Landlord is a partnership), manager or member of Landlord (if Landlord is a limited liability company), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under the Lease.
ARTICLE 23
Indemnification
Except to the extent arising from the intentional misconduct or negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold harmless Landlord and Landlord's agents and employees from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees ("Claims") arising from or relating to any loss of life, damage or injury to person or property occurring while such person or property is within the Premises, or caused by or in connection with any violation of this Lease or use of the Premises or the Property by, or any other act or omission of, Tenant, any Permitted Occupant, or any of their respective agents, employees, contractors or guests. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" by Tenant, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 25, Tenant's generator and fuel tank, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 26 (whether or not any of such matters shall have been theretofore approved by Landlord), except to the extent that any of the same arises from the intentional misconduct or negligent acts of Landlord or Landlord's agents or employees. Provided, further, to the extent any damage or repair obligation is covered by insurance obtained by Landlord as part of Operating Expenses, but is not covered by insurance obtained by Tenant, then Tenant shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Landlord is entitled to receive.
Except to the extent arising from the intentional misconduct or negligent acts of Tenant or Tenant's agents or employees, Landlord shall defend, indemnify and hold harmless Tenant and Tenant's agents and employees from and against any and all Claims arising from or relating to any loss of life, damage or injury to person or property occurring while such person or property is outside of the Premises but otherwise within the Complex, or caused by or in connection with any violation of this Lease or use of the Premises or the Complex by, or any other act or omission of, Landlord, or any of Landlord's agents, employees, contractors or guests. Landlord further agrees to indemnify and hold harmless Tenant and Tenant's agents and employees from Claims arising from the presence in the Premises, the Building and/or the Complex of Hazardous Materials to the extent required by Article 26 below. Provided, further, to the extent any damage or repair obligation is covered by insurance required to be carried by Tenant pursuant to the terms of this Lease then Landlord shall be relieved of its indemnity obligation up to the amount of the insurance proceeds which Tenant is entitled to receive.
If either party breaches this agreement by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Landlord or Tenant, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation.

The obligations assumed herein shall survive the expiration or sooner termination of this Lease. The foregoing indemnity shall be in addition to, and shall not be in discharge of or in substitution for, any of the insurance requirements or any other indemnity provisions of this Lease.
ARTICLE 24
Safety and Security Devices. Services and Programs
Landlord shall provide security in the Complex's common areas (including parking areas, loading areas, walkways and other exterior and adjacent area) during normal business hours. Notwithstanding the preceding sentence, the parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 9. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.
Landlord and Tenant recognize the risk of domestic or international threats or acts of violence, terrorism, and war which may require additional security measures in the day-to-day operation of the Property. To promote the health, safety and welfare of the Building's tenants, Tenant agrees to cooperate in any security measures instituted by Landlord or recommended by governmental officials in response to this risk. Tenant shall participate in evacuation drills performed by Landlord from time to time. Expenses incurred by Landlord in connection with the development, implementation and provision of security measures shall be included in Operating Expenses to the extent permitted under Article 3 above. The exercise of security measures by the Landlord and the resulting interruption of service to, or cessation or diminution of Tenant's business, if any, shall not be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for any resulting damages or relieve Tenant from Tenant's obligations under this Lease. Tenant may install Tenant's own security system at the Building, provided Tenant's system is compatible with Landlord's security and other Building systems.
ARTICLE 25
Communications and Computer Lines
Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related electronic signal transmission devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall (i) obtain Landlord's prior written consent (not to be unreasonably withheld and provided no consent shall be necessary in the 3465 Building), (ii) use an experienced and qualified contractor approved in writing by Landlord (and before entering the Property, any such contractor must provide Landlord a certificate of insurance proving that such contractor satisfies or exceeds Landlord's standard insurance requirements), and (iii) comply with all of the other provisions of Article 6; (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property; (c) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation; (d) Tenant's rights shall be subject to the rights of any regulated telephone company; and (e) Tenant shall pay all costs in connection with Tenant's Lines. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous condition.

Landlord may (but shall not have the obligation to): (i) install new Lines at the Property and (ii) reasonably direct, monitor or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise.
Except to the extent arising from the intentional misconduct or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.
ARTICLE 26
Hazardous Materials
To Landlord's knowledge, the Complex does not contain any "Hazardous Material" (as defined below) on the date that Landlord tenders possession of the Premises to Tenant. In the event Hazardous Material is discovered at the Complex and the same was not released, discharged or disposed of by Tenant, Tenant's subtenants, assignees or any Permitted Occupant, or their employees, agents or contractors, then Landlord at no cost to Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), to the extent required by Law, and Landlord shall indemnify Tenant from all losses, costs, damages, claims and expenses reasonably incurred by Tenant as a result of such Hazardous Material.
Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, or permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, (c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.
Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demand or claim made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matter where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.
If any Hazardous Material is introduced, released, discharged or disposed of by Tenant or any Permitted Occupant, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly, in compliance with applicable Laws, and at Tenant's expense remedy the violation and remediate the Hazardous Materials (including cleaning, replacing and restoring affected property) to levels that protect human health and the environment as such levels are determined by the California Environmental Protection Agency (including pursuant to the California State Voluntary Cleanup Program ("CSVCP'') or other appropriate federal, state or local agencies; provided that in no event shall Tenant be responsible for any cleaning, replacing, restoring or remediating the Property or any personal property to a condition better than the condition existing immediately prior to the introduction of such Hazardous Material by Tenant or any Permitted Occupant, or their employees, agents .or contractors) nor shall Tenant be required hereunder (but may be independently required under applicable Law and may otherwise voluntarily elect) to engage any California governmental agency to oversee the remediation process (including under the CSVCP) (collectively, the "Restoration Requirement"). To the extent required by applicable Laws or the Restoration Requirement, such clean up and removal work shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction. If Tenant shall fail to comply with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law).
ARTICLE 27
Roof Rights
During the Term (as it may be extended), Tenant shall have the exclusive right to install and maintain, on the roof of the 3465 Building, satellite dishes, television antennas, related receiving equipment, related cable connections and any and all other related equipment (collectively, "Satellite Dish") required in connection with Tenant's communications and data transmission network, and supplementary HV AC equipment and all related equipment (collectively, "HVAC Unit"), provided that Tenant must comply with the Workletter or Article 6 in connection with Tenant's installation of any HV AC Unit or Satellite Dish. Subject to the preceding phrase, Tenant shall have the right to use the risers (and to install additional risers if necessary), shafts and conduits of the 3465 Building. Furthermore, (a) the location and general appearance of such Satellite Dish and HVAC Unit shall be reasonably acceptable to Landlord to the extent that the same is visible from Foothill Boulevard and provided that any location and/or general appearance requirements imposed by Landlord do not interfere with the functionality of the Satellite Dish and/or HV AC Unit, (b) no such Satellite Dish or HVAC Unit shall be affixed to the roof of the Building by any device which penetrates the roof, unless Tenant fIrst obtains Landlord's written approval, and Landlord shall have the right to approve in advance Tenant's mounting of the same, (c) Tenant shall pay for any and all costs and expenses in connection with the installation, operation, maintenance, insurance, use and removal ofthe Satellite Dish and the HV AC Unit, but in no event shall Tenant be obligated to pay Landlord any additional rental for that portion of the roof of the Building on which the Satellite Dish and the HV AC Unit shall be located, and provided that in no event shall Tenant be obligated to remove the HV AC Unit if the HV AC Unit is in good working order; (d) installation, operation and removal of each Satellite Dish and HV AC Unit shall be performed in such manner as is necessary in order to preserve Landlord's roof warranty; (e) Tenant shall have secured the approval of all applicable governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Satellite Dish and the HV AC Unit, and shall provide copies of such approvals and permits to Landlord, prior to commencing any work with respect to such Satellite Dish and the HV AC Unit; and (f) use of riser space shall be shared with the providers of services to the Building. Upon the termination of this Lease Tenant shall, at Tenant's sole cost and expense, remove said Satellite Dish and all related equipment and wiring and repair any damage to the roof or risers of the Building caused as a result of such use or removal. Any required structural reinforcement shall be made at Tenant's sole cost. Upon at least thirty (30) days prior written notice, Tenant at Tenant's expense shall temporarily remove any or all of its rooftop equipment as necessary in order to permit Landlord to make roof repairs to the extent such repairs are necessary. Landlord will not be liable to Tenant or to any other person whomsoever for any injury to person or damage to property, arising out of any use of the roof or any other portion of the Building in connection with the Satellite Dish or HV AC Unit and Tenant hereby indemnifies Landlord from any and all liability thereof.
ARTICLE 28
Notices
Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto shall be in writing and shall be effective when served personally or by reputable national air courier service, or United States certifIed mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the Premises, Attn: Chief Executive Officer, with a copy to the Premises, Attn: General Counsel, and if to Landlord, c/o Wells Real Estate Funds, 6200 The Comers Parkway, Norcross, GA 30092, Attn: Asset Manager -West Region, with a copy to Wells Real Estate Funds, 6200 The Comers Parkway, Norcross, GA 30092, Attn: Director of Property Management Operations, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

Tenant shall provide Landlord with the name(s) of individual(s) authorized to make requests of Landlord for services and to deal with Landlord's property manager with regard to day to day operations. If Tenant fails to provide such names, Landlord may comply with written or oral requests by any officer or employee of Tenant. Tenant shall not authorize more than three (3) individuals for each floor on which the Premises are located.
ARTICLE 29
Real Estate Brokers
Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CB Richard Ellis and UGL Equis Services, whose commissions shall be paid by Landlord pursuant to their separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.
ARTICLE 30
Letter of Credit
Upon Tenant's execution and submission of this Lease, Tenant shall deliver to Landlord a clean, unconditional, irrevocable letter of credit that conforms to the requirements of this Article ("Letter of Credit"). The Letter of Credit shall serve as security for the prompt, full and faithful performance by Tenant of the terms, covenants and conditions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, Landlord may use or apply the whole or any part of the Letter of Credit proceeds for the payment of Tenant's obligations hereunder. The use or application of the Letter of Credit proceeds or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In no event shall the Letter of Credit be considered an advance payment of Rent, and in no event shall Tenant be entitled to use the Letter of Credit for the payment of Rent. Landlord shall have the right to transfer the Letter of Credit to any purchaser of the Property. Upon such transfer, Tenant shall look solely to such purchaser for return of the Letter of Credit and Landlord shall be relieved of any liability with respect to the Letter of Credit.
The Letter of Credit shall be: (a) in form and substance satisfactory to Landlord in its reasonable discretion (with the following criteria at a minimum); (b) at all times in the stated face amount of not less than Two Million Five Hundred Thousand Dollars ($2,500,000.00) (which amount is subject to reduction as provided below) and shall on its face state that multiple and partial draws are permitted and either (i) that partial draws will not cause a corresponding reduction in the stated face amount of the Letter of Credit or (ii) that, within five (5) business days after any such partial draw, the issuer will notify Landlord in writing that the Letter of Credit will not be reinstated to its full amount in which event Landlord shall have the right to immediately draw on the remainder of the Letter of Credit (it being understood that the Letter of Credit shall at all times be not less than the total Letter of Credit amount as so required); (c) issued by a commercial bank acceptable to Landlord from time to time with a banking office in the Pasadena or Los Angeles, California area, for the account of Tenant and its permitted successors and assigns under this Lease; (d) made payable to, and expressly transferable and assignable one or more times at no charge by, the owner from time to time of the Building or its lender (which transfer/assignment shall be conditioned only upon the execution of a reasonable and customary written document in connection therewith), whether or not the original account party of the Letter of Credit continues to be the Tenant under this Lease by virtue of a change in name or structure, merger, assignment, transfer or otherwise; (e) payable at sight upon presentment to a Los Angeles or Pasadena, California branch of the issuer of a simple sight draft stating only that Landlord is permitted to draw on the Letter of Credit under the terms of the Lease and setting forth the amount that Landlord is drawing; (f) of a term not less than one year and shall on its face state that the same shall be renewed automatically, without the need for any further written notice or amendment, for successive minimum one year periods, unless the issuer notifies Landlord in writing, at least sixty (60) days prior to the expiration date thereof, that such issuer has elected not to renew the Letter of Credit (which will thereafter entitle Landlord to draw on the Letter of Credit); and (g) at least thirty (30) days prior to the then current expiration date of such Letter of Credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after the expiration of the Lease Tenn, or (2) replaced by Tenant with another Letter of Credit meeting the requirements of this Article. Tenant shall cooperate with Landlord to effect any modifications, transfers or replacements of the Letter of Credit requested by Landlord in order to assure that Landlord is at all times fully secured by a valid Letter of Credit that may be drawn upon by Landlord, its successors and assigns. Notwithstanding anything in this Lease to the contrary, any cure or grace period provided in connection with a Default shall not apply to any of the foregoing requirements of the Letter of Credit and, specifically, if any of the aforesaid requirements are not complied with timely, then an immediate Default shall occur and Landlord shall have the right to immediately draw upon the Letter of Credit without notice to Tenant. Each Letter of Credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least A-2 (or equivalent) by Moody's Investor Service, Inc., or at least P-2 (or equivalent) by Standard & Poor's Corporation and shall be otherwise acceptable to Landlord in Landlord's reasonable discretion, provided that the letter of credit attached hereto as Exhibit H shall be deemed acceptable to Landlord as of the date of execution of this Lease. If the issuer's credit rating is reduced below A -2 (or equivalent) by Moody's Investors Service, Inc. or below P-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Article and Tenant's failure to obtain such substitute Letter of Credit within twenty (20) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant. In the event the issuer of any Letter of Credit held by Landlord is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Article and, within twenty (20) days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its reasonable discretion (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute a Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid twenty (20) day period). Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder.
Notwithstanding the foregoing, on each anniversary of the Commencement Date (each such anniversary is herein called a "Reduction Date") provided that within the twelve months preceding a Reduction Date Tenant has timely made eleven (11) out of twelve (12) Base Rent, Tax and Operating Expense payments (and further provided that the one (1) excluded late payment per year is fully paid by Tenant within fifteen (15) days of its due date), then Tenant shall be entitled to reduce the amount of the Letter of Credit by Five Hundred Thousand Dollars ($500,000) for that year. This process shall continue until the required Letter of Credit amount is $0 and thereafter no Letter of Credit shall be required. Furthermore, in the event that Tenant is not entitled to a reduction under this paragraph in the first year after the Commencement Date, but then Tenant becomes current in payments and Tenant is entitled to a reduction in each of the next consecutive four (4) years, then Tenant may reduce the amount of the Letter of Credit to $0 as of the fifth anniversary of the Commencement Date. Each year on or about the Reduction Date, at the request of Tenant or the issuing bank, Landlord shall confirm in writing on such form as is reasonably required by the issuing bank whether Tenant has complied with the foregoing requirements of this paragraph during the preceding twelve (12) month period. Tenant and Landlord acknowledge and agree that their rights and remedies with respect to the Letter of Credit shall be as provided in this Lease and each of Landlord and Tenant hereby waive Section 1950.7 of the California Civil Code and any and all other similar laws now existing or hereafter enacted
ARTICLE 31
Exculpatory Provisions
It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings, and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Complex to the terms of the Lease. The liability of Landlord to Tenant for any default by Landlord under the Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Complex. Tenant agrees to look solely to Landlord's interest in the Complex for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this provision shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, members, managers, shareholders, agents and employees, and their respective partners, members, shareholders, legal representatives, heirs, successors and assigns. Under no circumstances shall any present or future shareholder, officer or director of Landlord (if Landlord is a corporation), general or limited partner of Landlord (if Landlord is a partnership), manager or member of Landlord (if Landlord is a limited liability company), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under the Lease.
ARTICLE 32
Mortgagee's Consent
Intentionally deleted.
ARTICLE 33
Miscellaneous
(A)    Binding Upon Parties. Each of the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 18 respecting Transfers; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean only the owner or owners of the Property at the time in question.
(B)    No Recording. Landlord and Tenant agree that in no event and under no circumstances shall this Lease be recorded. A short-form memorandum of Lease (which shall include, among other things, a description of Tenant's exclusivity rights granted pursuant to this Lease) shall be executed by

Landlord at Tenant's request and may be recorded by Tenant against the Building at Tenant's sole election and expense. If a memorandum is recorded, Tenant shall upon the expiration or earlier termination of this Lease, at Landlord's request, deliver to Landlord a fully executed quitclaim and release agreement in recordable form wherein Tenant terminates the memorandum.
(C)    Governing Law. This Lease shall be construed in accordance with the Laws of the State of California.
(D)    Survival. All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.
(E)    Quiet Enjoyment. Landlord agrees that, if Tenant timely pays the Rent and performs the terms, covenants and conditions hereunder, and subject to all other terms, covenants and conditions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.
(F)    Light and Air. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.
(G)    Time of Essence. Time is of the essence of this Lease and each and all of its provisions.
(H)    Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.
(I)    Joint and Several. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.
(J)    Force Majeure. Notwithstanding anything in this Lease to the contrary, neither party shall be chargeable with, or liable to the other for, anything or in any amount for any failure to perform or delay caused by any of the following ("Force Majeure Delays"): fIre; earthquake; explosion; flood; hurricane; the elements; act of God or the public enemy; war, terrorist act or acts, invasion; insurrection; rebellion; or riots; provided, however, lack of funds shall not be deemed a Force Majeure Delay nor may any Force Majeure Delay be used to excuse Tenant from its obligation to pay Rent. The Commencement Date may be postponed by a number of days equal to the number of days that Tenant's completion of the Work is actually delayed by a Force Majeure Delay provided Tenant gives Landlord written notice of each such Force Majeure Delay within five (5) business days after the commencement of the occurrence of such Force Majeure Delay and Tenant takes reasonable measures to alleviate or work around such Force Majeure Delay.
(K)    Pronouns. Any pronoun used in place of a noun shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators, assigns, according to the context hereof.
(L)    Captions and Severability. The captions of the Articles, Sections and Paragraphs of this Lease are for convenience only and shall in no way modify any provision of this Lease. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable by a court of competent jurisdiction, it shall not affect, impair or invalidate any other term or provision hereof.
(M)    Definitions. "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, and orders, as well as applicable decisions by courts in the State of California and by federal courts applying California law. "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.
(N)    Prohibited Party Transactions. Tenant represents and warrants to Landlord that (1) Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated

National," "Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (2) Tenant is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, 'losses, risks, liabilities, and expenses (including reasonable attorney's fees and costs) arising or related to any breach of the foregoing representation and warranty.
(O)    Signage. Tenant shall be entitled to Building-standard lobby directory signage for Tenant's name and the names of Tenant's subtenants and their employees. Tenant may install Tenant identification in the elevator lobby and the entrance to Tenant's Premises on any full floor occupied by Tenant, subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed. Subject to the terms of this Article 33 and prior receipt of all necessary approvals, Tenant shall have the exclusive right to install and maintain exterior Building signage on the 3465 Building displaying Tenant's name at exterior location(s) approved in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall also have naming rights for the 3465 Building. Tenant shall be solely responsible for obtaining and complying with all necessary approvals for the exterior signage. All such exterior signage and the method and manner of installation of the exterior signage (including the contractor who will perform the installation) shall be subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed. Tenant shall be solely responsible for all costs associated with the exterior sign's fabrication, installation, maintenance, operation, and illumination (including installation of an electric meter), provided that a portion of the Construction Allowance may be used to pay for the initial installation and metering. Tenant shall maintain the exterior signage in a first class, sightly manner. At no cost to Landlord, Landlord shall cooperate with Tenant in its effort to obtain all required governmental approvals and permits in connection with Tenant's exterior signage. Tenant's signage rights and Building naming rights under this Section 33(0) shall terminate in the event Tenant ever leases less than all leasable space in the Building, provided that in no event shall any Transfer, Permitted Transfer and/or permitted occupancy pursuant to Section 18(G), above, cause Tenant to lose any signage rights and/or Building naming rights under this Section 33(0). In the event Tenant leases less than the entire Building, then at Tenant's expense, Landlord shall provide Tenant Building standard lobby directory signage and on multi-tenant floors, elevator lobby directional and suite entry signage.
(P)    Access. Landlord shall provide a card key (or similar type of) access system to provide access to the Building at times other than normal building hours. A reasonable number of access cards or other means of access shall be provided to Tenant upon commencement of the Term at no cost to Tenant; Landlord may charge Tenant a reasonable fee for replacement and new cards. Such access cards shall be issued by Landlord to the specific individuals that are designated by Tenant. Tenant shall not permit anyone, except for Tenant's employees, permitted subtenants and assigns, and authorized guests, to enter the Building at times other than normal building hours.
(Q)    Landlord Bankruptcy Proceeding. In the event that the obligations of Landlord under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Landlord as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code, then notwithstanding any provision of this Lease to the contrary, and in addition to any and all other remedies permitted by this Lease and/or by applicable Laws Tenant shall have the right to set off against Rents next due and owing under this Lease (a) any and all damages caused by such non-performance of Landlord's obligations under this Lease by Landlord, debtor-in-possession, or the bankruptcy trustee, and (b) any and all damages caused by the non-performance of Landlord's obligations under this Lease following any rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code.

ARTICLE 34
Entire Agreement
This Lease, together with Rider One and the Exhibits attached hereto (each of which is hereby incorporated into this Lease), contains all the terms, covenants and conditions between Landlord and Tenant relative to the matters set forth herein and no prior agreement or understanding pertaining to the same shall be of any force or effect. Without limitation, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate termns, covenants and conditions for leases subject to Landlord's final approval, and are not authorized to bind Landlord to any agreements, representations, understandings or obligations with respect to the condition of the Premises or the Property, the suitability of the same for Tenant's business, or any other matter, and no agreement, representation, understanding or obligation not expressly contained herein shall be of any effect. Neither this Lease, nor any Rider or Exhibit referred to above may be modified, except in writing signed by both parties.
ARTICLE 35
Parking
Parking shall be available in the parking areas depicted on the Site Plan. Except as otherwise provided in this Article, surface and garage parking for Tenant and its employees and visitors shall be on an unassigned basis, with Landlord and other tenants at the Property (if any), and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to Landlord's rules, as the same may be reasonably amended or supplemented. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, to maintain one or more "executive parking areas" containing reserved spaces, and to reserve spaces for visitors, small cars, carpoolers, handicapped individuals, and other tenants, visitors of tenants or other Persons; Tenant and Tenant's employees, independent contractors and visitors shall not park in any such assigned or reserved spaces unless the same are designated for the use of Tenant and Tenant's employees, independent contractors and visitors (it being understood that Tenant's 4 per 1,000 parking discussed below is inclusive of such assigned and reserved spaces). Landlord may restrict or prohibit full size vans and other large vehicles. Landlord shall not charge rent for unreserved parking spaces during the initial Term. However, Landlord may charge rent for reserved parking spaces, which rent shall be subject to increase from time to time. Throughout the Term (as it may be extended), Tenant shall be entitled to four (4) parking passes for every 1,000 square feet in the Premises, which parking passes may be designated by a sticker, hang tag, or other identification provided by Landlord to Complex office tenants as an Operating Expense. As part of this 4 per 1,000 allocation, Tenant shall have the right to lease thirty-five (35) reserved parking spaces in the location designated on Exhibit E as Tenant's Reserved Parking Spaces at an initial cost of Forty Dollars ($40.00) per stall per month, subject to increase from time to time, but not more than once per calendar year, throughout the Term (as it may be extended), provided that in no event shall such costs increase by more than four percent (4%) over the costs for the prior calendar year. After execution of this Lease: (a) Landlord shall not amend an existing lease or execute a new lease that grants any other office tenant of the Complex parking rights greater than 4 spaces per 1,000 square feet leased; (b) Landlord shall not amend an existing retail lease to increase the retail tenant's parking rights beyond that which is currently allowed, except as required by Law, (c) Landlord shall not execute a new retail lease that grants the new retail tenant parking in excess of that which is required by law, and (d) in the event Landlord converts office space at the Complex to retail or Landlord converts parking space at the Complex to retail space, Landlord may only grant such new retail 4 parking spaces per 1,000 square feet leased.
In case of any violation of these provisions or Landlord's rules, Landlord may refuse to permit the violator to park, and may tow away the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. It is Landlord's policy to tow any vehicle found at the Property that has already received three (3) or more parking violations at the Property. Landlord reserves the right to temporarily close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any parking charges shall be abated to the extent access is denied, as Tenant's sole recourse, provided that the foregoing is not intended to nullify, and Tenant shall have, any and all of the remedies relating to parking set forth in this Lease, including, without limitation Articles 8 and 10 and this Article 35.
Notwithstanding the foregoing, if Tenant is prevented from using or unable to use its allotment of parking passes and a parking shortage exists at the Complex for eight (8) days or more in any thirty (30) day period, then at Tenant's request Landlord and Tenant shall select a mutually agreeable parking vendor to investigate the situation and prepare a report within fifteen (15) days. If remedial action is warranted based on the report, Landlord shall implement one or more possible solutions until such time as enough parking is available to satisfy Tenant's parking needs at the Complex, not to exceed Tenant's 4 per 1000 pass allocation. Possible solutions that Landlord may implement include the following, or such other solution(s) as the parties may mutually agree: (i) valet assist parking; (ii) valet assist tandem parking; (iii) install a gate to restrict access to certain parking areas; and/or (iv) identify and obtain offsite parking contiguous to the Complex. If the foregoing solutions do not alleviate the problem (or earlier if Landlord elects), as an additional remedy available to Tenant, Landlord shall mark ninety percent (90%) of Tenant's allocated spaces as spaces intended for Tenant. If any or all of these remedies are implemented, it shall be at Landlord's sole cost and expense. In the event that Landlord defaults in its obligations under this Article 35, Tenant shall have the right to seek the remedy of specific performance, and Landlord hereby consents to the issuance by any court of competent jurisdiction of an order of specific performance of Landlord's obligations under this Article 35.
The current parking areas are depicted on the Site Plan attached as Exhibit F to this Lease. In the event that in the future Tenant leases basement space in the 3475 East Foothill Building, Landlord shall not be required to provide 4 parking passes per 1,000 square feet with respect to such basement space.
ARTICLE 36
Generator
Provided that Tenant, at Tenant's sole cost and expense, obtains and maintains all necessary permits, licenses and approvals, Tenant shall be permitted to install and maintain, at Tenant's sole cost and expense, a back up generator and fuel tank at a location approved in advance by Landlord (in Landlord's reasonable discretion) in compliance with all the requirements of this Lease. In compliance with all Laws and Landlord's reasonable requirements, and at Tenant's sole cost and expense, Tenant shall install and maintain the generator, fuel tank, fuel lines, conduits, wires and other like items between the generator and the Building. If (and only if) Tenant has not properly maintained the generator, the generator is not in good working condition, or the fuel tank is leaking or otherwise in need of replacement, then Landlord may require Tenant at Tenant's sole cost and expense to remove the generator, fuel tank, fuel lines, conduits, wiring, and all related improvements and restore damage caused thereby at the expiration or earlier termination of the Term, notwithstanding anything to the contrary contained herein. Landlord shall have the right to approve the location of and method and manner of installation of Tenant's generator and fuel tank, which approval shall not be unreasonably, withheld, conditioned or delayed.
ARTICLE 37
Termination Option

Provided: (a) this Lease is then in full force and effect and (b) Tenant is not in Default under this Lease beyond all applicable notice and cure periods, Tenant shall have the right, at Tenant's option, to terminate this Lease ("Termination Option") effective on the last day of the sixth Lease Year (i.e., October 31, 2018) ("Termination Date"). The Termination Option shall be exercised, if at all, by Tenant by giving written notice of the exercise to Landlord (''Termination Notice") no later than the last day of the fifth Lease Year (i.e., October 31, 2017). It shall be a condition to the exercise of Tenant's Termination Option that Tenant pay to Landlord a termination fee ("Termination Fee") in an amount equal to the sum of Landlord's unamortized (i) brokerage commissions payable by Landlord to CB Richard Ellis and UGL Equis Services pursuant to Article 29 above and the separate written agreement(s) referenced therein, (ii) Construction Allowance and Additional Allowance (but not including any unused portion of the Construction Allowance forfeited pursuant to Section 10 of the Workletter), and (iii) rent abatement (i.e. the difference between the rent payable under Article 2 above during the first two (2) years based on 120,000 feet and the amount that would have been payable had the correct square footage of 141,540 been utilized to calculate Base Rent due), all amortized over the initial term of this Lease with six percent (6%) per annum interest. 100% of the Termination Fee shall be payable contemporaneously with Tenant's transmittal to Landlord of the Termination Notice. At Tenant's request, Landlord will provide information necessary to calculate the Termination Fee.
Provided Tenant properly and timely exercises the Termination Option and timely and properly pays Landlord the Termination Fee, then this Lease shall terminate effective as of the Termination Date, as if said Termination Date were set forth in this Lease as the Expiration Date of the Term of the Lease. Tenant shall vacate and deliver possession of the Premises to Landlord in the manner set forth in this Lease on or before 11 :59 p.m. on the Termination Date. Tenant shall also pay to Landlord on or before the Termination Date, and be responsible for, all sums due under this Lease which accrue under this Lease on or prior to the Termination Date. Tenant's rights under this Article are personal to the Tenant named in this Lease and any Permitted Transferee.
ARTICLE 38
Right of First Offer
Subject to existing as of the date of this Lease renewal or expansion options of other tenants, and provided no Default then exists, Landlord shall, prior to offering the same to any party (other than the then current tenant therein), first offer to lease to Tenant any space of five thousand (5,000) rentable square feet or larger that Landlord desires to make available for lease in either the 3465 E. Foothill Boulevard or 3475 East Foothill Boulevard Building then owned by Landlord or any affiliate of Landlord (the "Offer Space"); such offer shall be in writing and specify the lease terms for the Offer Space, which lease terms shall be appropriate for an arms-length transaction, including the rent to be paid for the Offer Space and the date on which the Offer Space shall be included in the Premises (the "Offer Notice"). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) business days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease; however, Tenant shall accept the Offer Space in an "AS-IS" condition and Landlord shall not provide to Tenant any allowances (e.g., Construction Allowance, Space Planning Allowance, Additional Allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. The Rules set forth in Exhibit G attached hereto shall apply to any such Offer Space leased by Tenant.
If Tenant fails or is unable to timely exercise its right hereunder, then such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant's right hereunder is a one-time right only with respect to any particular Offer Space), and Landlord may lease all or a portion of the Offer Space to third parties on such terms as Landlord may elect, although Landlord must re-offer the space to Tenant (A) in the event that Landlord's new deal terms are 5% or more lower on a net effective basis than Landlord's offer to Tenant and (B) if a lease for the Offer Space is not executed with a third party within one hundred twenty (120) days after the expiration of the ten (10) business day period set forth in the preceding paragraph. Tenant may not exercise its right of first offer if a Default exists or if Tenant and/or any Permitted Transferee is not then occupying the entire Premises. In no event shall Landlord be obligated to pay a commission with respect to any space leased by Tenant under this Article other than to Tenant's designated broker who is actively involved in negotiations on Tenant's behalf at the time and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
Notwithstanding the foregoing, if an Offer Notice is given during the first two (2) years of the initial Term and Tenant desires to lease the Offer Space, then the terms for the lease of the Offer Space shall be the same terms as provided in this Lease with respect to the Premises, except that the Construction Allowance, Additional Allowance, and Space Planning Allowance shall be prorated on a straight line basis over the initial Term and Tenant shall only be entitled to the unamortized amount, prorated to the commencement date of the inclusion of the Offer Space in the Premises.
Tenant's right of first offer rights shall terminate if (a) the Lease or Tenant's right to possession of the Premises is terminated, or (b) other than a Permitted Transfer, Tenant assigns any of its interest in the Lease or sublets any portion of the Premises.
ARTICLE 39
Exclusivity
Subject to rights existing as of the date of this Lease in existing leases and other agreements, and with respect to the Building and any part of the Complex owned by Landlord, throughout the Term (as same may be extended), so long as (1) Tenant is the above-named Tenant, (2) Tenant is leasing, subleasing, or is otherwise responsible either directly or indirectly for the payment of Rent for all leasable space in the 3465 Building, and (3) the Lease has not been terminated (the foregoing 1, 2 and 3 are herein called the "Exclusive Conditions"), Landlord agrees not to: (i) enter into any lease of space or other occupancy agreement at the Complex for a term that will commence during the Term (as the same may be extended including any potential renewal terms) with any Tenant Competitor (as such term is defined below); (ii) consent to any assignment, sublease or other occupancy agreement at the Complex for a term that will commence during the Term (as the same may be extended including any potential renewal terms) to (A) any Tenant Competitor or (B) any other entity whose Primary Business in the space at the Complex is Competitive Activities (as defined below), provided that in each case (A) and (B) Landlord shall only be required to withhold its consent in the event (x) Landlord has sole discretion authority to withhold consent under the applicable lease; (y) the applicable lease prohibits assignment or sublease to a Tenant Competitor or use for Competitive Activities; or (z) it would be deemed reasonable under the applicable lease for Landlord to withhold consent to the proposed assignment or sublease to a Tenant Competitor or an entity whose Primary Business in the space would be Competitive Activities; (iii) provide exterior signage rights to any Tenant Competitor; or (iv) enter into any lease of space or other occupancy agreement at the Complex for a term that will commence during the Term (as the same may be extended including any potential renewal tenus) in which Competitive Activities are permitted to occur as the Primary Business (the actions described in clauses (i) through (iv) herein, collectively, the "Restricted Actions"). For purposes of this Article, "Tenant Competitor" shall mean any person or entity which, at the time the Restricted Action is proposed to occur, has more than fifty percent (50%) of its business (i.e., its "Primary Business") attributable to Competitive Activities, including, without limitation, Netspend, InComm, UniRush, AccountNow, PreCash and Blackhawk Network (or any of their respective affiliates). As used herein, the term "Competitive Activities" shall mean the issuance, sale, distribution, marketing, or servicing of prepaid debit cards. Notwithstanding the foregoing, the parties agree that the foregoing requirements shall not be deemed violated should the Competitive Activities occur incidentally to the occupant's Primary Business activities in the space which are not Competitive Activities (for purposes of example only, if H&R Block occupied the space and offered a prepaid card as a refund disbursement device incidentally to its main business of preparing tax returns, it would not violate the provisions of clause (iv) above).
Landlord shall not be in default hereunder in the event that any of the foregoing Tenant Competitors merges with, is acquired by, acquires, is the assignee of, or is a subtenant of another tenant of the Complex where Landlord does not have authority to prevent same or authority to withhold consent to same. So long as the Exclusive Conditions are met, any new lease of space or other occupancy agreement entered into by Landlord after the date of this Lease relating to any buildings in the Complex shall contain a provision prohibiting during the Term of this Lease assignment and sublease to a Tenant Competitor, exterior signage rights for a Tenant Competitor, and use for Competitive Activities as its Primary Business at the Complex. In the event another tenant or occupant of the Complex engages in Competitive Activities as its Primary Business at the Complex or displays exterior Tenant Competitor signage despite the prohibition in such tenant's lease or occupancy agreement, Landlord shall promptly and diligently use commercially reasonable efforts to cause such tenant or occupant to cease the prohibited activity. In the event that Landlord violates its agreement set forth in this Article 39, Tenant shall have all remedies which it may have under this Lease or at Law, including without limitation the remedy of specific performance and Landlord hereby consents to the issuance by any court of competent jurisdiction of an order of specific performance of Landlord's obligations under this Article 39; provided, however, that Tenant shall not be entitled to terminate this Lease as a result of any such violation.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD

Wells REIT II - Pasadena Corporate Park, LP,
a Delaware limited partnership

By: Wells REIT II - Pasadena Corporate Park, LLC, a Delaware limited liability company, its general partner

By: Wells Operating Partnership II, LP, a Delaware limited partnership, it's sole member

By: Wells Real Estate Investment Trust II, Inc., a Maryland corporation, it's general partner

By: /s/ Rendall D. Fretz
Name: Rendall D. Fretz
Its: Sr. Vice President

TENANT

Green Dot Corporation,
a Delaware corporation

By: /s/ Steve Streit
Name: Steve Streit
Its: CEO

RIDER ONE
RULES APPLICABLE TO 3465 BUILDING
A. General Rules and Regulations. The following rules and regulations govern the use of the 3465 Building. Except to the extent the rules and regulations conflict with the terms of the Lease, Tenant will be bound by such rules and regulations and agrees to cause Tenant's employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

1.
Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside of the Building or the Complex without the prior written consent of Landlord. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant.

2.
If Landlord reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use.

3.
Tenant will not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of common areas of the Complex. Such common area halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Complex and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are. engaged in illegal or unlawful activities.

4.
Except as provided in the Lease, Tenant will not obtain for use on the Premises ice, drinking water, food, food vendors, beverage, towel or other similar services or accept barbering or boot blacking service upon the Premises, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Complex except as may be expressly permitted under the Lease. Landlord reserves the right to restrict and regulate the use of the common areas of the Complex by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's premises for such purposes. Without limiting the foregoing, Landlord may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for tenants and the general public.

5.
Landlord reserves the right to require tenants to periodically provide Landlord with a written list of any and all business invitees which periodically or regularly provide goods and services to such tenants at the premises. Landlord reserves the right to preclude all vendors from entering or conducting business within the Building and the Complex if such vendors are not listed on a tenant's list of requested vendors.

6.	Intentionally Omitted.

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7.	The directory of the Building will be provided exclusively for the display of the name and location of tenants and subtenants only and Landlord reserves the right to exclude any other names therefrom.

8.	Unless Tenant is providing its own janitorial service, Tenant will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

9.
Tenant shall furnish Landlord with one set of keys to each entry door lock in the Premises. Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises without providing a new set of keys to Landlord. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor.

10.	Intentionally Omitted.

11.	Intentionally Omitted.

12.
Tenant will not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord will have the right to reasonably prescribe the weight, size and position of all safes, heavy equipment, files, materials, furniture or other property brought into the Building or require appropriate structural reinforcement for such items in connection with Landlord's review of Tenant's plans and specifications for the Tenant Improvements or any Alterations which are subject to Landlord's approval as provided in the Lease. Heavy objects will, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms will be provided at Tenant's expense. Tenant will be responsible for all structural engineering required to determine structural load, as well as the expense thereof. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense of Tenant.

13.	Intentionally Omitted.

14.	To prevent fire hazards, the use of space heaters is prohibited.

15.	Tenant agrees to comply with any governmental energy-saving rules, laws or regulations.

16.	Intentionally Omitted.

17.	Intentionally Omitted.

18.
The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the tenant who, or whose employees or invitees, break this rule.

19.
Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant will not use the Premises for any business or activity other than that specifically provided for in this Lease. Tenant will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

20.	Except as provided in the Lease and/or any separate license agreement, without the prior approval of Landlord, Tenant will not install any radio or television antenna, loudspeaker, satellite dishes

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or other devices on the roof(s) or exterior walls of the Building or the Complex. Tenant will not interfere with radio or television broadcasting or reception from or in the Complex or elsewhere.

21.
Except for the ordinary hanging of pictures and wall decorations, Tenant will not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall repair any damage resulting from noncompliance with this rule.

22.	Tenant will not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord which shall not be unreasonably withheld or delayed.

23.
Landlord reserves the right to exclude or expel from the Complex any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.
Tenant will store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant will not place in any trash box or receptacle any material which cannot be disposed ofin the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Landlord.

25.	The Premises will not be used for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose.

26.
Neither Tenant nor any of its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Complex any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant will not bring any other vehicles of any kind into the Building.

27.	Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.
To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Complex, Landlord may do so subject to reasonable, non-discriminatory additional rules and regulations.

30.
Landlord may prohibit smoking in the Building and may require Tenant and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Complex.

31.
Tenant's requirements will be attended to only upon appropriate application to Landlord's asset management office for the Complex by an authorized individual of Tenant. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32.
These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive anyone or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Complex.

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B. Parking Rules and Regulations. The following rules and regulations govern the use of the parking facilities which serve the Building. Except to the extent that the rules and regulations conflict with the terms of the Lease, Tenant will be bound by such rules and regulations and agrees to cause its employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same:

1.
Tenant will not permit or allow any vehicles that belong to, or are controlled by, Tenant or Tenant's employees, subtenants, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. No vehicles are to be parked in the parking areas other than normally sized passenger automobiles, sport utility vehicles, motorcycles and pick-up trucks. No extended term storage of vehicles is permitted.

2.	Vehicles must be parked entirely within painted stall fines of a single parking stall.

3.	All directional signs and arrows must be observed.

4.	The speed limit within all parking areas shall be five (5) miles per hour.

5.
Parking is prohibited: (a) in areas not striped for parking; (b) in aisles or on ramps; (c) where "no parking" signs are posted; and (d) in such other areas as may be reasonably designated from time to time by Landlord or Landlord's parking operator.

6.	Landlord reserves the right, without cost or liability to Landlord, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

7.	Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

8.
Landlord may refuse to permit any person to park in the parking facilities who violates these rules with unreasonable frequency following written notice to quit, and any violation of these rules shall subject the violator's car following notice of removal, at such car owner's expense. Tenant agrees to use its best efforts to acquaint its employees, subtenants, assignees, contractors, suppliers, customers and invitees with these parking provisions, rules and regulations.

9.
Parking stickers, access cards, or any other device or form of identifIcation supplied by Landlord as a condition of use of the parking facilities shall remain the property of Landlord. Parking identification devices, if utilized by Landlord, must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices, if any, are not transferable and any device in the possession of an unauthorized holder will be void. Landlord reserves the right to refuse the sale of monthly stickers or other parking identification devices to Tenant or any of its agents, employees or representatives who willfully refuse to comply with these rules and regulations and all un-posted city, state or federal ordinances, laws or agreements.

10.
Loss or theft of parking identification devices or access cards must be reported to the management office in the Complex immediately, and a lost or stolen report must be fIled by the Tenant or user of such parking identification device or access card at the time. Landlord has the right to exclude any vehicle from the parking facilities that does not have a parking identification device or valid access card. Any parking identification device or access card which is reported lost or stolen and which is subsequently found in the possession of an unauthorized person will be confiscated and the illegal holder will be subject to prosecution.

11.
All damage or loss claimed to be the responsibility of Landlord must be reported, itemized in writing and delivered to the management office located within the Complex within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived.

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Landlord is not responsible for damage by water or fire, or for the acts or omissions of others, or for article's left in vehicles.

12.
The parking operators, managers or attendants are not authorized to make or allow any exceptions to these rules and regulations, without the express written consent of Landlord. Any exceptions to these rules and regulations made by the parking operators, managers or attendants without the express written consent of Landlord will not be deemed to have been approved by Landlord.

13.	Landlord reserves the right, without cost or liability to Landlord, to tow any vehicles which are used or parked in violation of these rules and regulations.

14.
Landlord reserves the right from time to time to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems reasonably necessary for the operation of the parking facilities.

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EXHIBIT A
FLOOR PLANS SHOWING PREMISES

see attached

"N.I.C." designations are to be disregarded.

N.I.C.
N.I.C.

Exhibit C, Page 1 of 6

"N.I.C." designations are to be disregarded.

N.I.C.

Exhibit C, Page 2 of 6

"N.I.C." designations are to be disregarded.

N.I.C.

Exhibit C, Page 3 of 6

EXHIBIT B
TENANT FINISH-WORK: ALLOWANCE
(Tenant Performs the Work)

1.
Acceptance of Premises. Landlord represents and warrants that as of the date Landlord tenders possession of the Premises to Tenant (a) the Building's existing HV AC, mechanical, electrical, plumbing and elevators shall be in good working order and will remain in good working order for a period of one (1) year, other than damage caused by Tenant, and (b) the Building shall be in compliance with all applicable Laws including, without limitation, applicable federal, state and local building codes and the Americans with Disabilities Act. Subject to the preceding sentence, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into. In the event of a breach of the representation and warranty contained in this Section 1, Tenant shall notify Landlord and as Tenant's sole remedy on account of such breach Landlord shall remedy the situation to cause such representation and warranty to be true at Landlord's sole cost and expense. Tenant shall permit Landlord and Landlord's contractors to enter the Premises in order to perform necessary work to remedy any such defects and Tenant releases Landlord from any claim for loss, cost damage or inconvenience caused by Landlord's performance of such work other than any claim of Landlord Delay pursuant to Section 7 of this Workletter, provided that Tenant shall not be required to release or waive any claim for personal injury or property damage caused by the negligence or willful misconduct of Landlord and/or its agents and/or employees.

2.	Working Drawings.
(a)Preparation and Delivery. Tenant shall provide to Landlord for its approval final working drawings, prepared by SAA (whom Landlord hereby approves) or another design consultant selected by Tenant and reasonably acceptable to Landlord (the "Architect"), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws.
(b)Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) business days after Tenant's submission thereof; provided that Landlord may only disapprove the working drawings to the extent that they fail to meet the Drawing Criteria (as defined in Section 3 of this Workletter). If Landlord disapproves of such working drawings for failure to meet the Drawing Criteria, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three (3) business days after such notice, revise such working drawings in accordance with Landlord's objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) business days after its receipt thereof; provided that Landlord may only disapprove the working drawings to the extent that they fail to meet the Drawing Criteria. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.

3.
Landlord's Approval; Performance of Work. If any of Tenant's proposed construction work will materially affect the Building's structure or the Building's Systems and Equipment, then the working drawings pertaining thereto must be approved by the Building's engineer. Landlord's approval of such working drawings shall not be withheld, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not materially adversely affect (in the reasonable discretion of Landlord) the Building's structure, the Building's Systems and Equipment or the exterior appearance of the Building, and (c) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner (collectively, the "Drawing Criteria"). As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Without limiting the generality of the foregoing, except to the extent that the same is Landlord's responsibility because Landlord failed to deliver the Premises in the condition required pursuant to Section 1 above, as part of the Work Tenant shall, at Tenant's expense, install and maintain fire extinguishers and other fire protection devices as may be required with respect to Tenant's use of the Premises or Tenant's Work. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.

4.
Contractors; Performance of Work. The Work shall be performed only by licensed contractors and subcontractors selected by Tenant. Landlord shall have the right to approve Tenant's general contractor, such approval not to be unreasonably withheld, conditioned or delayed. Landlord hereby pre-approves the following general contractors: Corporate Contractors, Pinnacle Contractors, Howard Building Corporation, Phoenix Contractors. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require consistent with Article 9 of the Lease. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The general contractor and each subcontractor must name Landlord, Landlord's property management company, and Tenant as additional insureds on such contractor's insurance maintained in connection with the construction of the Work. The Work shall be performed in a good and workmanlike manner free of defects and shall conform with the Working Drawings.

5.	Construction Contract. Tenant shall enter into a construction contract with the general contractor described in Section 4 above.

6.
Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be withheld except to the extent such change fails to meet the Drawing Criteria. Any delay to Tenant's construction caused by a Tenant change shall not constitute a Force Majeure Delay or a Landlord Delay, nor shall it otherwise delay the Commencement Date, notwithstanding anything to the contrary contained in this Lease, including (without limitation) in the event a change by Tenant (a) causes a Permit delay, (b) results in a delay due to unavailability of materials, or (c) causes a ·revision to Tenant's construction schedule, except to the extent in each case such delay is due to Landlord's work that was either not performed as required or performed incorrectly. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed (in CAD format), which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

7.	Definitions. As used herein "Substantial Completion," "Substantially Completed," and any derivations thereof mean the Work in the Premises is substantially completed to the extent necessary to obtain a certificate of occupancy (or its legal equivalent), materially in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, and mechanical adjustments remain to be completed. The term "Landlord Delay" shall mean any actual delay in the completion of the Work that is caused by: (a) Landlord's failure to give authorizations or approvals in the time frame required by this Lease; (b) the interference of Landlord, its agents or contractors without good cause ("good cause" being defined as Landlord acting in accordance with Landlord's rights under this Lease or Tenant being in violation of applicable Laws or in breach of this Lease or the Rules) with the completion of the Work or the failure or refusal of any such party without good cause to permit Tenant, its agents or contractors, priority access to and priority use of the 3465 Building or any 3465 Building facilities or services, including freight elevators, passenger elevators, and loading docks, which access and use are required for the orderly and continuous performance of the work necessary to complete the Work in accordance with this Lease and requirements of Law; (c) delay attributable to Landlord's failure to allow Tenant access to the Complex and/or the Premises during the construction period except as a result of casualty or condemnation; (d) delay by Landlord in administering and paying when due the Construction Allowance, the Additional Allowance and/or the Space Planning Allowance as required by Sections 10, 11 and 12 below (in which case, in addition to such delay being deemed a Landlord Delay, Tenant shall have the right to stop the construction of the Work); or (e) failure of Landlord to deliver the Premises in the condition required by Section 1 of this Workletter and such failure prohibits Tenant from proceeding with the Work. For any such occurrence to constitute a Landlord Delay, Tenant must give Landlord notice of the alleged Landlord Delay, which notice must conspicuously state that a Landlord Delay is being alleged by Tenant, within five (5) business days of the date Tenant first obtains knowledge of the commencement of the occurrence of the alleged Landlord Delay, and if Landlord fails to cure such occurrence within five (5) business days after receipt of Tenant's notice, then each day after the commencement of such Landlord Delay shall be a "Landlord Delay Day" until the delay is remedied, it being understood that if Landlord in good faith disputes the existence of any alleged Landlord Delay, then Landlord and Tenant shall make a good faith effort to agree as to whether or not a Landlord Delay exists, and if an agreement cannot be reached, then such dispute shall be settled by arbitration pursuant to Article 14 of the Lease and the Work shall proceed even though the fmal determination of the date of occurrence of the Commencement Date pursuant to such arbitration may occur after the Commencement Date occurs.

8.
Walk-Through: Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three (3) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon.

9.
Total Construction Costs. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance, Additional Allowance and Space Planning Allowance (hereinafter defined) shall be paid by Tenant. Prior to commencing construction, Tenant shall provide to Landlord a preliminary project budget relating to Tenant's Work. Thereafter, Tenant shall provide updates to the project budget within a commercially reasonable time after such updates occur. In the event that the amount of the Total Construction Costs is estimated to exceed the

Construction Allowance, then each disbursement of the Construction Allowance shall be made pari passu with Tenant's payment, from Tenant's own funds, of the excess of the Total Construction Costs minus the Construction Allowance relative to such disbursement. For example, if the budgeted Total Construction Costs are $100 and the Construction Allowance is $80, each disbursement (draw) shall be paid 80% by Landlord and 20% by Tenant. If the Total Construction Costs ultimately are less than the amount of the Construction Allowance and, as a result of Tenant's pari passu payments, Tenant has not received the full amount of the Construction Allowance to which Tenant would otherwise be entitled, then Landlord shall reimburse Tenant for amounts advanced by Tenant, up to the full amount of the Construction Allowance, in accordance with Section 10 below.

10.
Construction Allowance. Landlord shall provide to Tenant a construction allowance of Forty Dollars ($40.00) per rentable square foot in the Premises (i.e., $5,661,600.00) (the "Construction Allowance") to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. Landlord shall pay to Tenant or directly to Tenant's contractors the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment, (b) fInal or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Work, fully executed, acknowledged and in recordable form, (c) the Architect's certifIcation that the Work for which reimbursement has been requested has been fInally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AlA form or another form approved by Landlord, and, with respect to the disbursement of the last 10% of the Construction Allowance, (y) "as built" drawings in both paper and AutoCad format; and (z) the permanent certifIcate of occupancy issued for the Premises (collectively, a "Completed Application for Payment"). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within thirty (30) days following Tenant's submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord's payment of such request shall be deferred until thirty (30) days following Landlord's receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (1) Landlord has received written notice of any unpaid, claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (2) there is an unbonded lien outstanding against the Building or the Premises or Tenant's interest therein by reason of work done, or claimed to have been done, or materials supplied or specifIcally fabricated, claimed to have been supplied or specifIcally fabricated, to or for Tenant or the Premises, (3) the conditions to the advance of the Construction Allowance are not satisfIed, or (4) a Default by Tenant exists. The Construction Allowance must be used (i.e. work performed and invoices submitted to Landlord) within six (6) years following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto.

11.
Additional Allowance. In addition to the Construction Allowance, Landlord shall provide Tenant an Additional Allowance ("Additional Allowance") in the amount of Ten Dollars ($10.00) per rentable square foot in the Premises (i.e., $1,415,400.00). The Additional Allowance is to be used by Tenant for purchase of furniture, fIxtures and equipment for the Premises; technology for the Premises, and Tenant's expenses of moving in to the Premises, but may also be used by Tenant for other tenant improvement work in the Premises including, without limitation, payment of the Total Construction Costs. Any unused Additional Allowance may be used to pay for additional tenant improvements to the Premises provided that the Additional Allowance must be used (i.e. work performed and invoices submitted to Landlord) within six (6) years following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto. The Additional Allowance shall be paid in the same manner as provided above for the Construction Allowance.

12.
Space Planning Allowance. In addition to the Construction Allowance and Additional Allowance, Landlord will pay or reimburse Tenant for the payment to Tenant's architect for one (1) space plan of the Premises and two (2) revisions to same, not to exceed an amount equal to $0.10 per rentable square foot of the Premises in total ("Space Planning Allowance").

13.
Construction Management. No construction management fee is payable in connection with the Work, provided that Tenant shall reimburse Landlord within thirty (30) days of request for third party out of pocket costs reasonably incurred by Landlord reviewing the portion of Tenant's plans relating to the portion of the Work which would impact the Systems and Equipment, the structure of the Property, or the exterior of the Building.

14.
Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord's Representative:

Telephone:
Telecopy:

Tenant's Representative:

Telephone:
Telecopy:

15.
Bond. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be required to obtain or provide any completion or performance bond in connection with any construction, alteration, or improvement work performed by or on behalf of Tenant.

16.
Docks. Dumpsters and Elevators. Tenant shall have access to the Building's loading dock and the Building's freight elevators free of charge during Tenant's design and construction of the Work, furniture installation and move into the Premises. Landlord shall provide, free of charge, dock space at the Building for a dumpster during Tenant's design and construction of the Work, furniture installation and move into the Premises. In addition, Tenant's consultants, contractors, subcontractors and vendors shall receive free parking during the design and construction of the Work, furniture installation, and move-in to the Premises.

17.
Existing Furniture. Without need for further Bill of Sale, Landlord hereby sells and conveys to Tenant all existing furniture in the Premises presently owned by Landlord in its current "as is" condition without representation or warranty, provided that Landlord represents and warrants that Landlord is the absolute owner of such furniture with power and authority to convey clear title to same to Tenant.

EXHIBIT C
OPTION TO EXTEND
Tenant is hereby granted two (2) options (each an "Extension Option") to extend the term of the Lease with respect to the entire Premises for consecutive periods of five (5) Lease Years each (each an "Extension Term"). Each Extension Option may be exercised only by giving Landlord written notice thereof no earlier than eighteen (18) months and no later than twelve (12) months prior to the commencement of the Extension Tenn. Tenant may not exercise an Extension Option if Tenant is in default under the Lease beyond the expiration of any applicable cure period at the date of said notice. Upon exercise of an Extension Option, all references in the Lease to the Term shall be deemed to be references to the Tenn as extended pursuant to the Extension Option.
Each Extension Term shall be on the same terms, covenants and conditions as are contained in the Lease, except that (i) no additional extension option shall be conferred by the exercise of an Extension Option, (ii) Base Rent applicable to the·Premises for an Extension Term shall be determined as provided below, (iii) any initial rent abatement, concession or allowance which are in the nature of economic concessions or inducements shall not be applicable to any Extension Term, and (iv) Tenant shall pay to Landlord Tenant's Prorata Share of Operating Expenses and Taxes in excess of Operating Expenses and Taxes for an updated base year applicable to each Extension Term, instead of the calendar year 2013.
Base Rent per annum per rentable square foot of the Premises for each Extension Term shall be one hundred percent (100%) of the Current Market Rate for lease terms commencing on or about the date of conunencement of the Extension Tenn. The term "Current Market Rate" means the then true fair market rental rate per rentable square foot for recent, non-equity, non-expansion office lease transactions of comparable size, quality and location taking into consideration rental abatement, tenant improvement allowance, brokerage commissions (taking into consideration the existing improvements) and any other tenant inducements then given to new tenants in comparable class office space.
Within thirty (30) days after receipt of Tenant's notice to extend Landlord shall deliver to Tenant written notice of the Current Market Rate and shall advise Tenant of the required adjustment to Base Rent, if any.
Tenant shall, within fifteen (15) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant (a) accepts Landlord's determination of the Current Market Rate; (b) rejects Landlord's determination of the Current Market Rate, or ( c) requests that the Current Market Rate be determined by an arbitration ("Arbitration Request"). If Tenant rejects Landlord's determination, Tenant's exercise of the Extension Option granted herein shall be deemed revoked and of no further force of effect. If Tenant requests that the Current Market Rate be determined by arbitration, Landlord and Tenant, within ten (10) days after the date of the Arbitration Request, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Current Market Rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Current Market Rate shall be the average of the two Estimates. If the Current Market Rate is not resolved by the exchange of Estimates, Landlord and Tenant, within seven (7) days after the exchange of Estimates, shall each select a broker to determine which of the two Estimates most closely reflects the Current Market Rate. Each broker so selected shall have had at least ten (10) years' experience as an office leasing broker working in the same submarket in which the Building is located, with current working knowledge of current office rental rates and practices in such submarket. Upon selection, Landlord's and Tenant's brokers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Current Market Rate. The Estimate chosen by such brokers shall be binding on both Landlord and Tenant as the Current Market Rate. If either Landlord or Tenant fails to appoint a broker within the seven day period referred to above, the broker appointed by the other party

C-1

shall be the sole arbitrator for the purposes hereof. If the two brokers cannot agree upon which of the two Estimates most closely reflects the Current Market Rate within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) brokers shall select a third broker meeting the aforementioned criteria. Once the third broker has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the third broker shall make his determination of which of the two Estimates most closely reflects the Current Market Rate and such Estimate shall be binding on both Landlord and Tenant as the Current Market Rate. The parties shall share equally in the costs of the third broker. Any fees of any broker, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such broker, counsel or expert. In the event that the Current Market Rate has not been determined by the commencement date of the Extension Term at issue, Tenant shall pay the most recent Base Rent set forth in the Lease until such time as the Current Market Rate has been determined. Upon such determination, Base Rent shall be retroactively adjusted. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.
Tenant must timely exercise the Extension Option or the Extension Option shall terminate. Tenant's exercise of the Extension Option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Extension Option, or if Tenant shall have subleased or assigned all or any portion of the Premises to any party other than a Permitted Transferee, then immediately upon such termination, sublease or assignment, the Extension Option shall simultaneously terminate and become null and void. The Extension Option is personal to the Tenant named in this Lease and any Permitted Transferee.

C-2

EXHIBIT D
COMMENCEMENT DATE CONFIRMATION

Landlord:        Wells REIT II -Pasadena Corporate Park, LP
Tenant:        Green Dot Corporation

This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of ___ __, 2011 (the "Lease") for certain premises in the building commonly known as3465 E. Foothill Boulevard, Pasadena, California (the "Premises"). This Confirmation is made pursuant to Article 1 of the Lease.
1.Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date of the Lease is ___ __, 20_, and the Termination Date of the Lease is _____. 20_,
2.Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises are acceptable in all respects in its current "as is" condition except for ______________________________________________________________________________ The amount of Construction Allowance remaining to be paid is $_____________ The amount of Space Planning Allowance remaining to be paid is $,_________, The amount of Additional Allowance remaining to be paid is $_______.
3.Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This ConfIrmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

LANDLORD:	TENANT:

WELLS REIT II-Pasadena Corporate Park, LP	Green Dot Corporation
a Delaware limited partnership	a Delaware corporation

By: Wells REIT II -Pasadena Corporate Park, LLC	By: Steven W. Streit
a Delaware limited liability company, its general partner	Its: /s/ Steven W. Streit

By: Wells REIT Operating Partnership II, LP
a Delaware limited partnership, its sole member

By: Wells Real Estate Investment Trust II, Inc.
a Maryland corporation, its general partner

By: _______________
Its: _______________

D-1

EXHIBIT E
LOCATION OF TENANT'S RESERVED PARKING SPACES
To be agreed upon by Landlord and Tenant.

E-1

EXHIBIT F
SITE PLAN

F-1

EXHIBIT G

COMPLEX RULES (APPLICABLE IF TENANT LEASES SPACE IN THE COMPLEX OTHER
THAN THE 3465 BUILDING)
A. General Rules and Regulations. The following rules and regulations govern the use of the Complex and its common areas. Except to the extent the rules and regulations conflict with the terms of the Lease, Tenant will be bound by such rules and regulations and agrees to cause Tenant's employees, subtenants, assignees, contractors, suppliers, customers and invitees to observe the same.

1.
Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Building or the Complex without the prior written consent of Landlord. Landlord will have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Tenant and under the direction of Landlord by a person or company designated or approved by Landlord.

2.
If Landlord reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant will immediately discontinue such use. Tenant agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises including from within any interior common areas.

3.
Tenant will not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of common areas of the Complex. Such common area halls, passages, exits, entrances, elevators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant's business invitees. Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Complex and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are. engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant will go upon the roof of the Building without prior notice to Landlord and approval by Landlord.

4.
Except as provided in the Lease, Tenant will not obtain for use on the Premises ice, drinking water, food, food vendors, beverage, towel or other similar services or accept barbering or boot blacking service upon the Premises, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord. Landlord expressly reserves the right to absolutely prohibit solicitation, canvassing, distribution of handbills or any other written material, peddling, sales and displays of products, goods and wares in all portions of the Complex except as may be expressly permitted under the Lease. Landlord reserves the right to restrict and regulate the use of the common areas of the Complex and Building by invitees of tenants providing services to tenants on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a tenant's premises for such purposes. Without limiting the foregoing, Landlord may require that such parties use service elevators, halls, passageways and stairways for such purposes to preserve access within the Building for tenants and the general public.

5.
Landlord reserves the right to require tenants to periodically provide Landlord with a written list of any and all business invitees which periodically or regularly provide goods and services to such tenants at the premises. Landlord reserves the right to preclude all vendors from entering or conducting business within the Building and the Complex if such vendors are not listed on a tenant's list of requested vendors.

6.
Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. the following business day, or such other hours as may be reasonably established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building or has a pass or is properly identified. Tenant will be responsible for all persons for whom it requests passes and will be liable to Landlord, for all acts of such persons. Landlord will not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

7.	The directory of the Building will be provided exclusively for the display of the name and location of tenants and subtenants only and Landlord reserves the right to exclude any other names therefrom.

8.
All cleaning and janitorial services for the Complex and the Premises will be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be employed by Tenant or permitted to enter the Complex for the purpose of cleaning the same. Tenant will not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.

9.
Tenant shall furnish Landlord with one set of keys to each entry door lock in the Premises. Tenant shall not alter any lock or install any new additional lock or bolt on any door of the Premises without providing a new set of keys to Landlord. Tenant, upon the termination of its tenancy, will deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, will pay Landlord therefor.

10.
If Tenant requires telegraphic, telephonic, burglar alarm, satellite dishes, antennae or similar services, it will first obtain Landlord's approval, and comply with, Landlord's reasonable rules and requirements applicable to such services, which may include separate licensing by, and fees paid to, Landlord.

11.
Freight elevator(s) will be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its discretion, deems appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be reasonably designated by Landlord, provided Tenant's daily transportation of Tenant's business file boxes in the ordinary course of its business shall be permitted with Tenant to use reasonable efforts not to tie up use of any elevators for unnecessary periods of time for loading and unloading during ordinary business hours. Tenant's initial move in and subsequent deliveries of bulky items, such as furniture, safes and similar items will, unless otherwise agreed in writing by Landlord, be made during the hours of 6:00 p.m. to 6:00 am. or on Saturday or Sunday. Deliveries during normal office hours shall be limited to normal office supplies and other small items and transportation of Tenant's business file boxes in the ordinary course of its business. No deliveries will be made which unreasonably impede or interfere with other tenants or the operation of the Building.

12.
Tenant will not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord will have the right to reasonably prescribe the weight, size and position of all safes, heavy equipment, files, materials, furniture or other property brought into the Building or require appropriate structural reinforcement for such items in connection with Landlord's review of Tenant's plans and specifications for the Tenant Improvements or any Alterations which are subject to Landlord's approval as provided in the Lease. Heavy objects will, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms will be provided at Tenant's expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to any tenants in the Building or Landlord, are to be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devises sufficient to eliminate noise or vibration. Tenant will be responsible for all structural engineering required to determine structural load, as well as the expense thereof. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property will be repaired at the expense ofTen ant.

13.
Tenant will not use or permit to be used in the Premises any noxious gas or substance, or permit or allow the Premises to be used in a manner such that noises, odors or vibrations emanate from the Premises in a manner that would be unduly offensive to a reasonable occupant of the bUilding. Tenant will not bring into or keep in or about the Premises any birds or animals other than service animals.

14.	14. Tenant will not use any method of heating or air conditioning other than that supplied by Landlord without Landlord's prior written consent not to be unreasonably withheld.

15.
Tenant will not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

16.
Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building. Without the prior written consent of Landlord, which Landlord may deny with or without cause, Tenant will not use the name, photograph or likeness of the Building or the Complex in connection with or in promoting or advertising the business ofTen ant except as Tenant's address.

17.
Tenant will close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and lighting or gas before Tenant and its employees leave the Premises. Tenant will be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

18.
The toilet rooms, toilets, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule will be borne by the tenant who, or whose employees or invitees, break this rule.

19.
Tenant will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant will not use the Premises for any business or activity other than that specifically provided for in this Lease. Tenant will not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

20.
Except as provided in the Lease and/or any separate license agreement, without the prior approval of Landlord, Tenant will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Complex. Tenant will not interfere with radio or television broadcasting or reception from or in the Complex or elsewhere.

21.
Except for the ordinary hanging of pictures and wall decorations, Tenant will not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant will not cut or bore holes for wires. Tenant shall repair any damage resulting from noncompliance with this rule.

22.	Tenant will not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord which shall not be unreasonably withheld or delayed.

23.
Landlord reserves the right to exclude or expel from the Complex any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.
Tenant will store all its trash and garbage within its Premises or in other facilities provided by Landlord. Tenant will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Landlord.

25.	The Premises will not be used for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose.

26.
Neither Tenant nor any of its employees, agents, customers and invitees may use in any space or in the public halls of the Building or the Complex any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant will not bring any other vehicles of any kind into the Building.

27.	Tenant agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29.
To the extent Landlord reasonably deems it necessary to exercise exclusive control over any portions of the Common Areas for the mutual benefit of the tenants in the Building or the Complex, Landlord may do so subject to reasonable, non-discriminatory additional rules and regulations.

30.
Landlord may prohibit smoking in the Building and may require Tenant and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Complex.

31.
Tenant's requirements will be attended to only upon appropriate application to Landlord's asset management offIce for the Complex by an authorized individual of Tenant. Employees of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

32.
These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive anyone or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord will be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Complex.
Landlord reserves the right to make such other and reasonable and non-discriminatory Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Complex and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein above stated and any additional reasonable and non-discriminatory rules and regulations which are adopted. Tenant is responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

EXHIBIT H

INITIAL APPROVED LETTER OF CREDIT

See attached.

[Wells Fargo Bank, NA Letterhead]
Wells Fargo Bank. N.A.
U. S. Trade Services
Standby Letters of Credit
MAC A0195-212
One Front Street, 21st Floor
San Francisco. California 94111
Phone: 1(800) 798'2815 Option 1
E·Mail: sftrade@wellsfargo.com

Irrevocable Standby Letter Of Credit

Number:	IS0004368
Issue Date:	November 29, 2011

BENEFICIARY	APPLICANT
WELLS REIT II - PASADENA CORPORATE PARK, LP	GREEN DOT CORPORATION
C/O WELLS REAL ESTATE FUNDS	605 EAST HUNTINGTON DRIVE
ATTN: ASSET MANAGER - WEST REGION	MONROVIA, CALIFORNIA 91016
6200 THE CORNERS PARKWAY
NORCROSS, GEORGIA 30092

LETTER OF CREDIT ISSUE AM0UNT USD 2.500,000.00 EXPIRY DATE DECEMBER 31,2012
LADIES ANDGENTLEMEN:

LADIES AND GENTLEMEN:
At the request and for the account of the above referenced applicant, we hereby issue our Irrevocable Standby Letter of Credit in your favor in the amount of Two Million Five Hundred Thousand and NO/ 00 United States Dollars (US$2.500,000.00) available with us at our above office by payment against presentation of the following documents:
1.A draft drawn on us at sight marked "Drawn under Wells Fargo Bank, N.A. Standby Letter of Credit No. lS0004368."
2.The original of this Standby Letter of Credit and any amendments thereto.
3.Beneficiary's signed and dated statement worded as follows (with the instructions in brackets therein ·complied. with):
"The undersigned, an authorized representative of the beneficiary of Wells Fargo Bank Letter of Credit No. IS0004368 certifies Beneficiary is permitted to draw on the Letter of Credit in the amount of US$ (insert amount) pursuant to and in connection with that certain Lease dated [insert date) between Wells REIT II -Pasadena Corporate Park, LP and lor its successors and assigns ("Landlord") and Green Dot Corporation, a Delaware corporation ("Tenant") (as such lease may be amended. restated or replaced)."
Multiple and partial drawing(s) are permitted under this Letter of Credit; provided, however, that the total amount of any payment(s) made under this Letter of Credit will not exceed the total amount available under this Letter of Credit. In the event of partial drawings. Wells Fargo Bank, NA shall endorse the Original of this Letter of Credit and return it to the beneficiary unless it is fully drawn upon.

Each page of this multipage document is an integral part of this Irrevocable Standby Letter of Credit Number 150004368

[Wells Fargo Bank, NA Letterhead]

This Letter of Credit expires at our above office on December 31,2012. It is a condition of this Letter of credit that such expiration date shall be deemed automatically extended, without written amendment, for one year periods to December 31 in each succeeding calendar year, unless at least sixty (60) days prior to such expiration date we send written notice to you at your address above by overnight courier or registered mail that we elect not to extend the expiration date of this Letter of Credit beyond the date specified in such notice. In no event shall this letter of Credit be extended beyond December 31, 2022 which wIll be considered the final expiration date. Any reference to a final expiration date does not imply that we are obligated to extend the expiration date beyond the initial or any extended date thereof. A copy of such notice of non-extension will also be sent to:
Wells REIT 11-Pasadena Corporate Park, LP
C/O Wells Real Estate Funds
6200 The Comers Par1<way
Attn: Asset Manager - West Region
Norcross, Georgia 30092
Upon our sending you such notice of the non-extension of the expiration date of this Letter of Credit, you may draw under this Letter of Credit. on or before the Expiration Date specified in such notice, by presentation of the following documents to us at our above address:
1.A draft drawn onus at sight marked "Drawn under Wells Fargo Bank, NA Standby Letter of Credit No. 1S0004368."
2.The original of this Standby Letter of Credit and any amendments thereto.
3.Your signed and dated statement worded as follows (with the instructions in brackets therein complied with):
"The undersigned. an authorized representative of the beneficiary of Wells Fargo Bank, NA. letter of Credit No: IS0004368 hereby certifies that it has received notification from Wells Fargo Bank, NA that this letter of credit will not be extended past its current expiration date. The undersigned further certifies that as of the date of this statement. it has not received a letter of credit or other instrument acceptable to it as a replacement."
If any instructions aCcompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions as that of the beneficiary's without any further validation.
The amount available.to be drawn upon under this Letter of Credit may be decreased by means of one or more amendments to this Letter of Credit prepared by us upon our receipt at our above office of Beneficiary's signed and dated written request or authorization for such decrease (any such request or authorization, a "Decrease Authorization"). Any Decrease Authorization must quote this Letter of Credit by number, indicate the amount by which this Letter of Credit can be or is to be decreased, and indicate that the person signing the Decrease Authorization is authorized to sign such an authorization (or similar documents) for the Beneficiary. Any 'Decrease Authorization received by us at our above office will be considered as your request for, or consent to, the decrease amendment to this Letter of Credit which we prepare.
This Letter of Credit is transferable one or more times, but in each instance only to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through Wells Fargo Bank, NA and only upon presentation to us at our preSentation office specified herein of a duly executed transfer request in the form attached hereto as

Each page of this multipage document is an integral part of this Irrevocable Standby Letter of Credit Number 150004368

[Wells Fargo Bank, NA Letterhead]

Exhibit A, with instructions therein in brackets complied with, together with the original of this Letter of Credit and any amendments thereto. Any transfer fee is payable by Applicant and payment thereof shall not be a condition of transfer. Each transfer shall be evidenced by our endorsement on the reverse or the original of this Letter of Credit, and we shall deliver such original to the transferee, The transferee's name shall automatically be substituted for that of the beneficiary wherever such beneficiary's name appears within this Standby Letter of Credit. All charges in connection-with any transfer of this Letter of Credit are, for the Applicant's account.
We are subject to various laws, regulations and executive and judicial orders (including economic sanctions, embargoes, anti-boycott. anti-money laundering. anti-terrorism, and anti-drug trafficking laws and regulations) of the U.S, and other countries that are enforceable under applicable law, We will not be liable for our failure to make, or our delay in making, payment under this Letter of Credit or for any other action we take or do not take, or any disclosure we make. under or in connection with this Letter of Credit [(including. without limitation. any refusal to transfer this Letter of Credit)] that is required by such laws, regulations, or orders,
We hereby engage with you that each draft drawn under and in Compliance with the terms and conditions of this Letter of Credit will be duly honored if presented together with the documents specified in this Letter of Credit at our office located at One Front Street, 21st Floor MAC A0195-212, San Francisco, CA, 94111. Attention: US Trade Services - Standby Letters of Credit on or before the above stated expiry date, or any extended expiry date if applicable.
Drawings may be presented to us at our above office by hand delivery or delivered to us by U.S. Postal Service mail, registered mail or certified mail or by express courier or overnight courier. Drawings may also be presented to us by facsimile transmission to facsimile number 415-975-6284 (each such drawing, a "Fax Drawing"); provided. however, that a Fax Drawing will not be effectively presented until you confirm by telephone our receipt of such Fax Drawing by calling us at telephone number 1-800-798--2815 (option 1). If you present a Fax Drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing the original Letter of Credit must be returned to us by overnight courier.
This Irrevocable Standby Letter of Credit sets forth in full the terms of our undertaking. This undertaking is independent of and shall not in any way be modified, amended, amplified or incorporated by reference to any document, contract or agreement referenced herein other than the stipulated ICC rules and governing laws.
Except as otherwise expressly stated herein, this Standby Letter of Credit is subject to the International Standby Practice 1998. International Chamber of Commerce Publication No. 590.
Very Truly Yours,
WELLS FARGO BANK, N.A.

By: /s/ James B. Singh, Vice President
The original Letter of Credit contains an embossed seal over the Authorized Signature.

Each page of this multipage document is an integral part of this Irrevocable Standby Letter of Credit Number 150004368

[Wells Fargo Bank, NA Letterhead]

Please direct any written correspondence or inquiries regarding this Letter of Credit; always quoting our reference number, to Wells Fargo Bank, National Association, Attn: U.S. Standby Trade Services

at either		or
	One Front Street		401 Linden Street
	MAC A0195-212		MAC D4004-017
	San Francisco, CA 94111		Winston-Salem, NC 27101

Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals

	1-800-798-2815 Option 1		1-800-776-3862 Option 2
(Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)		(Hours of Operation: 8:00 a.m. EST to 5:30 p.m, EST)

Each page of this multipage document is an integral part of this Irrevocable Standby Letter of Credit Number 150004368

[Wells Fargo Bank, NA Letterhead]

Exhibit A to Wells Fargo Bank, NA
Irrevocable Letter of Credit
No. 1S0004368
TO:
WELlS FARGO BANK, N. A
Northern California Trade Services Division
One Front Street, 21st Floor
San Francisco, California 94111
Date: __________

LETTER OF CREDIT INFORMATION Wells Fargo Bank, N. A Letter of Credit No.: IS0004368
For value received, the undersigned beneficiary of·the above described Letter of Credit (the "Transferor") hereby irrevocably assigns and transfers all its rights under the Letter of Credit as heretofore and hereafter amended, extended or increased (the "Credit") to the following transferee (the "Transferee"):
Name of Transferee
Address
By this transfer all of our rights in the Credit are transferred to the Transferee, and the Transferee shall have sole rights as beneficiary under the Credit, including, but not limited to, sole rights relating to any amendments, whether increases or extensions or other amendments, and whether such amendments are now existing or hereafter made.
ADVICE OF FUTURE AMENDMENTS: You are hereby irrevocably instructed to advise future amendment(s) of the Credit to the Transferee without the Transferor's consent or notice to the Transferor.
Enclosed are the original of the Credit and the original of all amendments to this date. Please notify the Transferee of this transfer and of the terms and conditions of th.e Credit as transferred. This transfer will not become effective until the Transferee is so notified.
TRANSFEROR'S SIGNATURE GUARANTEED BY:
[Bank's Name]

By:

Printed Name:

Page 5 of 5
Each page of this multipage document is an integral part of this Irrevocable Standby Letter of Credit Number 150004368